                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

         Filed by the Registrant [x]

         Filed by a Party other than the Registrant [ ]

         Check the appropriate box:

         [ ]  Preliminary Proxy Statement

         [ ]  Confidential, for Use of the Commission
              Only (as permitted by Rule 14a-6(e)(2))

         [x]  Definitive Proxy Statement

         [ ]  Definitive Additional Materials

         [ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          AirTouch Communications, Inc.
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                (Name of Registrant as Specified in Its Charter)

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     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

         [x]  No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)  Title of each class of securities to which transaction applies:

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         (2)  Aggregate number of securities to which transaction applies:

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         (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee was calculated and state how it was determined):

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         (4)  Proposed maximum aggregate value of transaction:

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         (5)  Total fee paid:

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         [ ]     Fee paid previously with preliminary materials.

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         [ ]     Check box if any part of the fee is offset as provided by
                 Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
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         (1)     Amount Previously Paid:

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

LOGO

                         AIRTOUCH COMMUNICATIONS, INC.
                             ONE CALIFORNIA STREET
                        SAN FRANCISCO, CALIFORNIA 94111

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 1997 Annual Meeting of Stockholders of AirTouch Communications, Inc. (the "Company") will be held at INFOMART, 1950 Stemmons Freeway, Dallas, Texas, 75207 on Monday, May 19, 1997 at 8:30 a.m., local time (the "Meeting"), for the following purposes:

     1. To elect four directors, constituting Class III of the Company's Board of Directors, to serve a three-year term.

     2. To ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for 1997.

     3. To approve the Company's amended and restated 1993 Long-Term Stock Incentive Plan.

     4. To approve the Company's amended and restated Short-Term Incentive Plan.

     5. To transact such other business properly brought before the Meeting, or any adjournment or postponement thereof.

     Stockholders of record at the close of business on March 20, 1997 will be entitled to vote at the Meeting or any adjournment or postponement thereof.

     A list of stockholders entitled to vote at the Meeting will be available for inspection ten days prior to the Meeting at the offices of AirTouch Paging, 12221 Merit Drive, Suite 800, Dallas, Texas 75251.

     Your vote is important. Please sign and return the enclosed proxy card in the envelope provided to ensure your representation at the Meeting.

                                          By Order of the Board of Directors,


                                          /s/ Margaret G. Gill

                                          Margaret G. Gill
                                          Senior Vice President Legal,
                                          External Affairs and Secretary

San Francisco, California
April 4, 1997

                                PROXY STATEMENT

     This proxy statement, notice of meeting and accompanying proxy card are being mailed beginning on April 4, 1997 to stockholders of AirTouch Communications, Inc. (the "Company"), in connection with the solicitation by the Board of Directors of proxies for the Annual Meeting of Stockholders (the "Meeting") to be held on May 19, 1997.

     Proxies are solicited to provide all stockholders of record on March 20, 1997 an opportunity to vote on matters scheduled for the Meeting and described in the proxy materials. Shares can only be voted if the stockholder is present in person or by proxy. Any person giving a proxy may revoke it at any time before the Meeting by sending in a written revocation or a proxy bearing a later date. Stockholders may also revoke their proxies by attending the Meeting in person and casting a ballot. If proxy cards are signed and returned without specifying choices, the shares represented by the proxy card will be voted as recommended by the Board of Directors.

     Stockholders of record at the close of business on March 20, 1997 will be entitled to vote at the Meeting or any adjournment or postponement. Each share of Common Stock, $.01 par value ("Common Stock"), is entitled to one vote and each share of Class B Mandatorily Convertible Preferred Stock, Series 1996 ("Preferred Stock") is entitled to vote on the basis of four-fifths of a vote for each share of Preferred Stock held. On February 28, 1997, 502,888,433 shares of Common Stock were outstanding and 17,238,593 shares of Preferred Stock were outstanding (representing approximately 13,790,874 votes).

VOTING OF SHARES

     The director nominees who receive the highest number of votes for the number of positions to be filled will be elected. An affirmative vote of the holders of the majority of the shares present or represented by proxy at the Meeting is required for the approval of each of the other matters to be voted upon. Abstentions will be treated as votes cast on a particular matter as well as shares present and represented for purposes of establishing a quorum. Where nominee record holders do not vote on specific issues because they did not receive specific instructions on such issues from the beneficial owners, such broker nonvotes will not be treated as votes cast on a particular matter but will be treated as shares present or represented for purposes of establishing a quorum.

     It is the policy of the Company that the proxy, ballot or voting instruction of any stockholder be kept confidential, if requested, except as required by law or in the event of a contested proxy solicitation. The policy also provides for the tabulation of the vote by the Company's transfer agent or some other independent third party and for the certification of the vote by an independent inspector of election. The Company may, however, be informed whether or not a particular stockholder has voted and may receive periodic status reports on the aggregate vote. Your written comments on proxies or ballots may be made available to the Company, but your name and address will not be disclosed if you request confidentiality.

                                   PROPOSAL 1

ELECTION OF DIRECTORS

     There are ten members of the Board of Directors of the Company. The Company's Certificate of Incorporation divides the Board into three approximately equal classes of directors serving staggered three-year terms, with one class of directors to be elected at each annual meeting. Directors hold office until the end of their terms and until their successors have been elected and qualified.

     The proxy holders named on the proxy card will vote for the election of the four Class III nominees listed below unless otherwise instructed. These nominees have been selected by the Board of Directors and are all currently members of the Board. If you do not wish your shares to be voted for particular nominees, please identify the exceptions on the proxy card.

     If one or more of the nominees should become unavailable to serve at the time of the Meeting, the shares represented by the proxies will be voted for the remaining nominees and for any substitute nominees designated by the Board of Directors or the size of the Board will be reduced. The Nominating & Director Affairs Committee knows of no reason why any of the nominees will be unavailable or unable to serve.

     Director James Harvey died in June 1996. The Company wishes to acknowledge the enormous contribution he made to the Company and its stockholders during his tenure as a member of the Board. Mr. Harvey was an outstanding director and was Chairman of the Compensation & Personnel Committee. Dr. Michael Boskin was appointed to the Board in August 1996.

     The following is a brief description of the principal occupation for at least the past five years, age and major affiliations of each director.

CLASS III -- NOMINEES FOR ELECTION:

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES BELOW.

   BOSKIN PHOTO           MICHAEL J. BOSKIN, 50, has been a Director of the Company since
                          August 1996 and is a member of the Executive, Audit & Investment and
                          Nominating & Director Affairs Committees. Dr. Boskin has been a professor of economics at Stanford University since 1971 and principal of Boskin & Co., a consulting firm, since 1980. He was
                          Chairman of the President's Council of Economic Advisers from
                          February 1989 until January 1993. Dr. Boskin is also a director of
                          Exxon Corporation, HealthCare COMPARE Corp. and Oracle Corporation.
    ROCK PHOTO            ARTHUR ROCK, 70, became a director of the Company in January 1994.
                          He is a member of the Audit & Investment Committee. He has been a principal in Arthur Rock & Co., a venture capital firm, since 1969.
                          Mr. Rock is a director of Intel Corporation and Argonaut Group, Inc.

  SCHULTZ PHOTO           GEORGE P. SHULTZ, 76, became a director of the Company in January
                          1994. He is a member of the Compensation & Personnel and Executive
                          Committees and is Chairman of the Nominating & Director Affairs
                          Committee. He has been a Professor at the Stanford University
                          Graduate School of Business for more than five years. He served as
                          United States Secretary of State from 1982 to 1989. Mr. Shultz is a
                          Distinguished Fellow at the Hoover Institution, a director of the
                          Bechtel Group, Inc., Chairman of J.P. Morgan's International Council
                          and Chairman of the Governor's California Economic Policy Advisory
                          Council.
   SARIN PHOTO            ARUN SARIN, 42, was named President and Chief Operating Officer of the Company in February 1997. He is a member of the Executive
                          Committee. He was Vice Chairman of the Board from August 1995 until
                          January 1997 and was President and Chief Executive Officer of
                          AirTouch International from May 1995 until January 1997. Mr. Sarin was Senior Vice President, Corporate Strategy/Development and
                          International Operations for the Company until August 1995, and was also responsible for Human Resources through 1994. Mr. Sarin was
                          Vice President, Organization Design of Pacific Telesis Group from
                          March 1993 to April 1994. He joined Pacific Telesis Group in 1984 and held a variety of positions there until April 1994.

CLASS I -- DIRECTORS CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING OF
STOCKHOLDERS:

    GINN PHOTO            SAM GINN, 60, has been Chairman of the Board and Chief Executive
                          Officer of the Company since December 1993. He is Chairman of the
                          Executive Committee and a member of the Nominating & Director
                          Affairs Committee. He was Chairman of the Board, President and Chief
                          Executive Officer of Pacific Telesis Group from 1988 to 1994 and a director of Pacific Telesis Group from 1983 to 1994. He was Chairman of the Board of Pacific Bell from 1988 to 1994. Mr. Ginn is also a director of Chevron Corporation, Safeway Inc., Transamerica
                          Corporation and Hewlett-Packard Company.
   FISHER PHOTO           DONALD G. FISHER, 68, became a director of the Company in January
                          1994. He is the Chairman of the Compensation & Personnel Committee.
                          He is the founder and Chairman of the Board of The Gap, Inc. and was
                          Chief Executive Officer of The Gap, Inc. until November 1995. He is a director of The Charles Schwab Corporation, San Francisco Bay Area
                          Council, the National Retail Federation and KQED, Inc.
   SCHWAB PHOTO           CHARLES R. SCHWAB, 59, became a director of the Company in January
                          1994. He is a member of the Compensation & Personnel and Nominating
                          & Director Affairs Committees. He is the founder, Chairman of the
                          Board and Chief Executive Officer of The Charles Schwab Corporation
                          and Chairman of Charles Schwab & Co. Inc. Mr. Schwab is a director of The Gap, Inc., Transamerica Corporation and Siebel Systems, Inc.

CLASS II -- DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING OF
STOCKHOLDERS:

   BARTZ PHOTO            CAROL A. BARTZ, 48, became a director of the Company in February
                          1994. She is a member of the Compensation & Personnel Committee. She has been Chairman of the Board, President and Chief Executive
                          Officer of Autodesk, Inc. since April 1992. From 1983 to April 1992,
                          Ms. Bartz served in various positions with Sun Microsystems, Inc., most recently as Vice President of Worldwide Field Operations. Ms.
                          Bartz is also a director of Cadence Design Systems, Network
                          Appliance and Cisco Systems, Inc.

    COX PHOTO             C. LEE COX, 56, was named Vice Chairman of the Board in November
                          1994. On April 4, 1997 Mr. Cox retired after 33 years of service with the Company and its predecessor. He remains a director and a member of the Executive Committee. Mr. Cox was President and Chief
                          Executive Officer of AirTouch Cellular from November 1990 until
                          February 1997. He was President and Chief Operating Officer of the
                          Company from December 1993 to November 1994. He was President and
                          Chief Executive Officer of the Company from 1987 to December 1993, was a director of the Company from 1987 to April 1993 and became a director again in January 1994. He was a director and a Group
                          President of Pacific Telesis Group from 1988 to April 1994. Mr. Cox is a director of Pacific Gas & Electric Co.

   HAZEN PHOTO           PAUL HAZEN, 55, became a director of the Company in April 1993. He is Chairman of the Audit & Investment Committee and a member of the
                          Executive Committee. He became Chairman and Chief Executive Officer of Wells Fargo & Company and its principal subsidiary, Wells Fargo
                          Bank, N.A., in January 1995. He was President and Chief Operating
                          Officer of Wells Fargo & Company and Wells Fargo Bank, N.A. from
                          1984 to January 1995. He served as a director of Pacific Telesis
                          Group from 1989 to April 1994. Mr. Hazen is a director of Wells
                          Fargo & Company, Wells Fargo Bank, N.A., Phelps Dodge Corporation
                          and Safeway Inc.

COMMITTEES OF THE BOARD OF DIRECTORS

     Regular meetings of the Board of Directors are held six times a year and special meetings are scheduled as appropriate. The Board held seven meetings in 1996. No director attended fewer than 75 percent of the aggregate number of meetings of the Board and of all committees on which he or she served, with the exception of Mr. Shultz, who attended four of the seven Board meetings and eight of the 11 meetings of the committees of which he is a member. Directors meet their responsibilities not only by attending Board and committee meetings, but also through communication with the Chairman and other members of management on matters affecting the Company.

     The Board of Directors has established a number of standing committees: the Audit & Investment Committee, the Compensation & Personnel Committee (the "C&P Committee"), the Executive Committee and the Nominating & Director Affairs Committee.

     The Audit & Investment Committee, which consists of Mr. Hazen, Chairman, Dr. Boskin and Mr. Rock, met four times and acted once by written consent in 1996. The Committee has responsibility for recommending the annual appointment of independent public accountants and recommending action as appropriate regarding the adequacy, effectiveness and legality of the Company's accounts, internal procedures and controls. The Committee also oversees the investment of trust assets related to benefit plans and pension funding policy.

     The C&P Committee, which consists of Mr. Fisher, Chairman, Ms. Bartz and Messrs. Schwab and Shultz, met eight times and acted once by written consent in 1996. The C&P Committee has responsibility for reviewing and approving salary and compensation of all officers, reviewing candidates for promotion to or within officer levels, establishing or modifying the terms and conditions of the employment of officers, advising the Board regarding director compensation, keeping informed of and recommending material changes to employee benefit plans and administering incentive plans.

     The Executive Committee, which consists of Mr. Ginn, Chairman, Dr. Boskin and Messrs. Cox, Hazen, Sarin and Shultz, met once and acted twice by written consent in 1996. This Committee has the full authority of the Board to the extent permitted by Delaware law. Its function is to deal with issues requiring action between scheduled Board meetings.

     The Nominating & Director Affairs Committee, which consists of Mr. Shultz, Chairman, Dr. Boskin and Messrs. Ginn and Schwab, was established in late 1996. Prior to establishing this Committee, the full Board acted as the Nominating Committee and met once in that capacity during 1996. The Nominating & Director Affairs Committee is responsible for recommending Board candidates and for evaluating the effectiveness of the Board and individual contributions to the Board. In evaluating candidates for the Board, the Committee seeks individuals of proven judgment and competence who are outstanding in their chosen fields. It also considers factors such as education, geographic location, anticipated participation in Board activities and special talents or personal attributes. Stockholders who wish to suggest qualified candidates to the Nominating & Director Affairs Committee should write to Margaret G. Gill, Secretary of the Company, at One California Street, San Francisco, California 94111, stating in detail the candidate's qualifications for consideration by the Committee. A stockholder who wishes to nominate a director must comply with certain procedures set out in the Company's By-Laws (see "Other Matters").

DIRECTOR COMPENSATION

     Nonemployee directors of the Company receive an annual retainer of $45,000, and committee chairs receive an additional annual retainer of $5,000. Quarterly payments of the annual retainer are reduced by 20 percent if a director is absent from one or more of the previous quarter's meetings. In addition, nonemployee directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at Board and committee meetings. Nonemployee directors may elect to defer the receipt of all or part of their retainers. Amounts deferred in 1996 earned interest at an annual rate of 8.04%.

     Directors may elect to receive all or a portion of their retainers in the form of stock options and/or stock units under the Company's 1993 Long-Term Stock Incentive Plan (the "Plan"). In the case of directors who elect to receive retainers in the form of stock units, the number of stock units is determined by dividing the amount that would otherwise be paid in cash by the arithmetic mean of the closing prices of the Company's Common Stock on the ten consecutive trading days ending with the date when the amount is payable. The stock units are immediately vested and have a maximum term of ten years, subject to earlier termination if the director's service terminates. The stock units are settled in shares of the Company's Common Stock. In the case of directors who elect to receive retainers in the form of stock options, the number of options is determined by using the Black-Scholes option valuation model. These options are immediately exercisable and have a term of seven years, subject to earlier termination if the director's service terminates. The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant, which is the date the retainers would otherwise be payable. A majority of the Company's nonemployee directors have elected to receive their retainers in the form of stock options and/or stock units.

     Each nonemployee director of the Company is granted a stock option for 10,000 shares under the Plan upon election as a director. Additionally, each nonemployee director is granted a stock option for 1,000 shares at the time of each Annual Meeting. These options generally become exercisable one year after the date of grant and have a term of ten years, subject to earlier termination if the director's service terminates. The options become exercisable in full in the event of the director's death or disability or in the event that the Company is subject to a change in control. The exercise price is equal to the fair market value of the Company's Common Stock on the date of grant. As a condition of the initial 10,000-share option grant, each director is required to demonstrate to the Company that he or she owns shares of the Company's Common Stock with a value of $100,000 or more on any date within 30 days after election to the Board. The Company has a policy of making loans available to its nonemployee directors with respect to the equity ownership requirement. Such loans have a maximum maturity of ten years and bear interest at the mid-term Applicable Federal Rate. See "Certain Transactions."

     Directors who are also employees of the Company receive no remuneration for serving as directors or as members of committees of the Board.

     Nonemployee directors are reimbursed for the costs of cellular services and equipment. Employee directors receive similar reimbursements for services and equipment as part of their compensation as officers.

     The Company has entered into indemnity agreements with each of its directors that provide for indemnification against any judgments or costs assessed against them in the course of their service as directors. Such agreements do not permit indemnification for acts or omissions for which indemnification is not permitted under Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of December 31, 1996, information regarding ownership of the Company's outstanding Common Stock by any entity or person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                                                           AMOUNT AND NATURE
    NAME AND ADDRESS OF BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP     PERCENT OF CLASS
    --------------------------------------------------  -----------------------     ----------------
    The Equitable Companies Incorporated; AXA; and the         31,734,493(2)               6.3%
      Mutuelles AXA, as a group(1)....................
    FMR Corp.; Edward C. Johnson III; Abigail P.               28,898,970(4)               5.7%
      Johnson; and Fidelity Management & Research
      Company(3)......................................

---------------
(1) This information is based on a Schedule 13G filed with the Securities and Exchange Commission (the "SEC") by: The Equitable Companies Incorporated, 787 Seventh Avenue, New York, New York 10019; AXA, 23, avenue Matignon, 75008 Paris France; and the Mutuelles AXA, as a group, as follows: Alpha Assurances I.A.R.D. Mutuelle and Alpha Assurances Vie Mutuelle, 100-101 Terrasse Boieldieu, 92042 Paris La Defense France; AXA Assurances I.A.R.D. Mutuelle and AXA Assurances Vie Mutuelle, 21, rue de Chateaudun, 75009 Paris France; and AXA Courtage Assurance Mutuelle (formerly, Uni Europe Assurance Mutuelle), 26 rue Louis le Grand, 75002 Paris France.
(2) The above described beneficial owners report voting and dispositive power as follows: The Equitable Companies Incorporated reports sole voting power with respect to 21,912,588 shares; shared voting power with respect to 1,140,701 shares; sole dispositive power with respect to 31,706,182 shares; and shared dispositive power with respect to 7,560 shares; AXA and the Mutuelles AXA, as a group reports sole voting power with respect to 21,912,589 shares; shared voting power with respect to 1,140,701 shares; sole dispositive power with respect to 31,706,182 shares; and shared dispositive power with respect to 7,560 shares.
(3) This information is based on a Schedule 13G filed with the SEC by: FMR Corp., Edward C. Johnson III, Abigail P. Johnson and Fidelity Management and Research Company. The address for each of the filing persons is 82 Devonshire Street, Boston, Massachusetts 02109.
(4) The above-described beneficial owners report voting and dispositive power as follows: FMR Corp. reports sole voting power with respect to 4,222,124 shares; shared voting power with respect to 6,200 shares; sole dispositive power with respect to 28,892,170 shares; and shared dispositive power with respect to 6,200 shares. Edward C. Johnson III reports sole voting power with respect to 7,550 shares; shared voting power with respect to 6,200 shares; sole dispositive power with respect to 28,892,170 shares; and shared dispositive power with respect to 6,200 shares. Abigail P. Johnson reports no sole or shared voting power; sole dispositive power with respect to 28,892,170 shares; and no shared dispositive power. Fidelity Management and Research Company reports sole voting power with respect to 4,222,124 shares; shared voting power with respect 6,200 shares; sole dispositive power with respect to 28,892,170 shares; and shared dispositive power with respect to 6,200 shares.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of February 28, 1997, information regarding ownership of the Company's outstanding Common Stock by (i) each Named Executive Officer, (ii) each director and (iii) all executive officers and directors as a group. The table also includes the number of shares subject to outstanding options to purchase Common Stock of the Company which are currently exercisable or become exercisable within 60 days of February 28, 1997. The total number of shares of Common Stock beneficially owned by each such person and by the group as a whole is less than one percent of the class outstanding.

                                                                        AMOUNT AND NATURE OF
                        NAME OF BENEFICIAL OWNER                        BENEFICIAL OWNERSHIP
    ----------------------------------------------------------------    --------------------
    Sam Ginn........................................................            965,900(1)
    C. Lee Cox......................................................            367,680(2)
    Arun Sarin......................................................            335,793(3)
    Margaret G. Gill................................................            104,878(4)
    Mohan S. Gyani..................................................            159,768(5)
    Carol A. Bartz..................................................             22,662(6)
    Michael J. Boskin...............................................              3,500
    Donald G. Fisher................................................             55,000(7)
    Paul Hazen......................................................             25,064(8)
    Arthur Rock.....................................................            199,755(9)
    Charles R. Schwab...............................................             23,119(10)
    George P. Shultz................................................             28,295(11)
    All directors and executive officers as a group (16 persons)....          2,563,957(12)

---------------
 (1) Includes 46,066 shares held by Mr. Ginn's Family Trust, of which Mr. Ginn is the Trustee, an aggregate of 3,652 shares held in trust for Mr. Ginn's children, of which Mr. Ginn is the Trustee, and 13,930 shares held in retirement plans. Also includes 30,000 shares of restricted stock and 872,252 shares subject to options that are currently exercisable or will become exercisable within 60 days of February 28, 1997.
 (2) Includes 1,036 shares held in retirement plans. Also includes 20,000 shares of restricted stock and 332,612 shares subject to options that are currently exercisable or will become exercisable within 60 days of February 28, 1997.
 (3) Includes 6,591 shares held in retirement plans. Also includes 130,000 shares of restricted stock and 197,101 shares subject to options that are currently exercisable or will become exercisable within 60 days of February 28, 1997.
 (4) Includes 617 shares held in retirement plans. Also includes 20,000 shares of restricted stock and 82,692 shares subject to options that are currently exercisable or will become exercisable within 60 days of February 28, 1997.
 (5) Includes 4,052 shares held in retirement plans. Also includes 31,000 shares of restricted stock and 103,898 shares subject to options that are currently exercisable or will become exercisable within 60 days of February 28, 1997.
 (6) All shares held by Ms. Bartz's Family Trust, of which Ms. Bartz is the Trustee. Includes 18,162 shares subject to options that are currently exercisable or will become exercisable within 60 days of February 28, 1997.
 (7) Includes 40,000 shares held by Mr. Fisher's Charitable Trust, of which Mr. Fisher is the Trustee. Also includes 11,000 shares subject to options that are currently exercisable or will become exercisable within 60 days of February 28, 1997.
 (8) Includes 20,844 shares subject to options that are currently exercisable or will become exercisable with 60 days of February 28, 1997.
 (9) Includes 2,572 shares held by Mr. Rock's spouse. Also includes 17,183 shares subject to options that are currently exercisable or will become exercisable within 60 days of February 28, 1997.
(10) Includes 300 shares held by Mr. Schwab's Family Trust, of which Mr. Schwab is the Trustee. Also includes 18,819 shares subject to options that are currently exercisable or will become exercisable within 60 days of February 28, 1997.
(11) All shares held by Mr. Shultz's Family Trust, of which Mr. Shultz is the Trustee. Also includes 18,295 shares subject to options that are currently exercisable or will become exercisable within 60 days of February 28, 1997.
(12) Includes an aggregate of 118,015 shares held in Trust for certain officers and directors and their children, 27,332 shares held in retirement plans and 2,572 shares held by the spouse of a director. Also includes an aggregate of 294,000 shares of restricted stock and 1,879,976 shares subject to options that are currently exercisable or will become exercisable within 60 days of February 28, 1997.

REPORT OF THE COMPENSATION AND PERSONNEL COMMITTEE ON EXECUTIVE COMPENSATION

     The compensation of the Company's executive officers is determined by the C&P Committee, which consists exclusively of nonemployee directors. The C&P Committee engages independent executive compensation consultants to assess competitive levels of executive compensation.

ELEMENTS OF THE EXECUTIVE COMPENSATION PROGRAM

     The three key elements of the Company's executive compensation program are base salary, an annual cash bonus and long-term incentives. The base salaries of executive officers are set at approximately the 50th-percentile level relative to executives employed by similar companies. (This means that base salaries at approximately 50 percent of the similar companies are higher.) If performance targets are met but not exceeded, cash bonuses are also intended to be at approximately the 50th-percentile level. If performance warrants, executive officers have the opportunity to receive total compensation, including base salary, annual bonus and long-term incentives, which is projected to be at approximately the 75th percentile. The emphasis on long-term incentives is intended to encourage executives to focus on the growth of the Company and the value of its stock. In 1996, the C&P Committee granted long-term incentives in the form of premium-priced options.

     In assessing competitive levels of executive compensation for 1996, the C&P Committee retained an independent executive compensation consultant. The consultant provided the Committee with competitive compensation data for executive officers in similar positions at comparable companies. The competitive data reflected an average of the compensation practices of telecommunications companies and high technology companies. The Committee believes that this blend of compensation practices is appropriate because the Company needs to attract and retain executives with the ability to handle the complexity inherent in telecommunications companies along with the growth focus inherent in high technology companies.

ANNUAL CASH BONUS

     Executive officers and all employees participate in an annual incentive plan under which the cash bonus component of their compensation is determined. Under the plan, the C&P Committee determines a target award amount (as a percentage of base pay) for each executive officer. The plan provides for annual payment of cash bonuses in amounts equal to a percentage of the target award, based on the level of achievement of selected corporate performance objectives in the preceding year. The performance objectives vary by business entity and are determined by the C&P Committee in conjunction with the Board's approval of the Company's business plans at the start of the fiscal year. Bonuses for 1996 were based on the achievement of financial and operating performance objectives for net gains, net income, free cash flow, operating cash flow margin and cash costs per unit, as well as the achievement of strategic milestones.

LONG-TERM INCENTIVES

     The independent executive compensation consultant retained by the C&P Committee also performed a study of the Company's entire executive compensation programs. As a result of that study and the C&P Committee's desire to even further align the compensation of executive officers with the interests of stockholders, for 1996 the C&P Committee decided to grant executive officers long-term incentives in the form of premium-priced options rather than fair market value options. Prior to late 1995, all stock options, other than options replacing awards made by Pacific Telesis Group prior to the Company's spin-off in April 1994, had been granted with an exercise price equal to the fair market value of the stock at the time of grant.

     Premium-priced options are granted with an exercise price at a premium above the fair market value of the stock at the time of grant and are subject to stricter forfeiture provisions. The primary purpose of these options is to strongly motivate executive officers to achieve outstanding returns for stockholders. Unlike fair market value options (under which an executive receives compensation for any increase in stock value after the date of grant), premium-priced options are designed so that an executive receives no compensation until the value of the stock exceeds the above-market exercise price. Thus, stockholders will receive significant appreciation in their investment in the Company before executives can realize any gains on their premium-priced options.

     Implementing its philosophy of targeting total compensation at the 75th-percentile of comparable companies if performance warrants it, the C&P Committee approved a two-year grant of premium-priced options for executive officers. In November of 1995, the Committee granted options at a 10 percent premium above fair market value. Executive officers will forfeit all of these options if the Company's common stock does not reach the exercise price of $33.275 per share on any 10 days within three years of the date of grant. Early in 1996, the Committee granted options at 50, 70 and 90 percent premiums above fair market value, also subject to forfeiture provisions. These options will be forfeited if the Company's common stock does not reach the exercise prices of $41.625 per share, $47.175 per share and $52.725 per share on any ten days within four, five and six years, respectively, of the date of grant.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     The C&P Committee has reviewed the impact of Section 162(m) of the Internal Revenue Code on the Company. This provision limits the amount of compensation that the Company may deduct from its taxable income for any year to $1 million for any of its five most highly compensated executive officers. Mr. Ginn was the only executive officer with compensation in excess of the $1 million limit in 1996. Mr. Ginn elected to defer his annual bonus to be earned in 1996. As a result of this deferral, his 1996 compensation will not materially exceed the $1 million limit and the Company's tax deduction will be preserved.

     The Company's 1993 Long-Term Stock Incentive Plan includes provisions intended to ensure that the Company may deduct compensation arising from the exercise of stock options without regard to the limitation. The Company also has amended both its 1993 Long-Term Stock Incentive Plan and its Short-Term Incentive Plan so that awards under both plans will be "performance-based" and thus exempt from the deduction limitation imposed by Section 162(m) as described below in management's proposals to amend both plans (see Proposals 3 and 4 on pages 17 and 20).

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Ginn's salary for 1996 was based on the C&P Committee's assessment of his individual performance, his experience in the Company's business and the C&P Committee's comparative analysis described above.

     Like other executive officers and employees, Mr. Ginn participates in the Company's annual incentive plan under which the cash bonus component of his compensation is determined. As described above, Mr. Ginn's cash bonus for 1996 was based on the level of achievement of predetermined performance objectives, including a weighted average of financial, strategic and operational objectives of each of the Company's business units, Company-consolidated earnings objectives and corporate headquarters expense targets. The relative weight of each performance objective was 70 percent, 20 percent and 10 percent, respectively. The performance objectives were exceeded by 34 percent in the aggregate, resulting in a bonus equal to 134 percent of the target award set by the C&P Committee.

     The number of premium-priced options granted to Mr. Ginn in 1995 and early 1996 was based on the C&P Committee's policy of providing long-term incentives that will result in total compensation at the 75th-percentile level, relative to comparable companies. This policy reflects the C&P Committee's emphasis on long-term incentives related to growth in the value of the stockholders' investment in the Company.

March 31, 1997

                      COMPENSATION AND PERSONNEL COMMITTEE

                           Donald G. Fisher, Chairman
                                 Carol A. Bartz
                               Charles R. Schwab
                                George P. Shultz

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock with the NatWest Cellular Index, the S&P 500 Index (the "S&P 500") and a group of cellular companies selected for presentation in prior proxy statements of the Company (the "Cellular Group"). In the Company's view, the NatWest Cellular Index, which includes the performance of 18 cellular companies, including the members of the Cellular Group (Vodafone Group PLC, Rogers Cantel Mobile Communications, Inc., United States Cellular Corporation, Vanguard Cellular Systems and Cellular Communications, Inc., which was acquired by the Company on August 16, 1996), provides some perspective of the growth in the cellular industry over the past few years and a broader representation of the performance of cellular companies over the required period than the more limited Cellular Group.

     The graph assumes that $100 was invested at the time of the Company's initial public offering on December 2, 1993 in each of the Company's Common Stock, the NatWest Cellular Index, the Cellular Group and the S&P 500.

    COMPARISON OF AIRTOUCH COMMUNICATIONS, INC., THE NATWEST CELLULAR INDEX,
                       THE CELLULAR GROUP AND THE S&P 500

                                 'AIRTOUCH
     MEASUREMENT PERIOD        COMMUNICATIONS,     NATWEST
   (FISCAL YEAR COVERED)           INC.'        CELLULAR INDEX   CELLULAR GROUP      S&P 500
12/3/93                             100              100              100              100
12/31/93                            108              105              105              101
12/30/94                            126              123              118              102
12/29/95                            122              123              119              141
12/31/96                            110              113              129              172

EXECUTIVE COMPENSATION

     The following table discloses compensation earned by the Chief Executive Officer and the four other most highly paid executive officers (the "Named Executive Officers") for the three fiscal years ended December 31, 1996. Prior to April 1, 1994, the Company was an 86.1% owned subsidiary of Pacific Telesis Group ("Telesis") from which it was spun off effective April 1, 1994 (the "Spin-off"). Prior to the Spin-off, all payments to the Named Executive Officers, except for Mrs. Gill, were made by Telesis. Unless otherwise indicated, positions listed are with the Company.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG TERM COMPENSATION
                                                                 --------------------------------------
                                     ANNUAL COMPENSATION                  AWARDS             PAYOUTS
                                ------------------------------   -------------------------   ----------
          (A)            (B)       (C)        (D)        (E)         (F)           (G)          (H)          (I)        (C+D+H)
                                                                                SECURITIES
                                                        OTHER     RESTRICTED    UNDERLYING                   ALL         TOTAL
       NAME AND                                        ANNUAL       STOCK        OPTIONS/       LTIP        OTHER         CASH
  PRINCIPAL POSITION     YEAR   SALARY($)   BONUS($)   COMP($)   AWARDS($)(1)    SARS(#)     PAYOUTS($)   COMP($)(2)   COMP($)(3)
-----------------------  ----   ---------   --------   -------   ------------   ----------   ----------   ----------   ----------
Sam Ginn...............  1996    760,000     865,640       --              0      500,000           0       185,307    1,625,640
Chairman of the Board    1995    650,000     571,000       --              0      435,750           0       115,000    1,221,000
  and Chief Executive    1994    618,000     493,000   93,000      2,119,098      398,000           0       179,000    1,111,000
  Officer

C. Lee Cox.............  1996    518,000     485,884       --              0      318,980           0       109,916    1,003,884
Vice Chairman of the     1995    440,000     298,000       --              0      219,330           0        76,000      738,000
  Board(4)               1994    419,000     330,000       --      1,001,827      195,900           0       129,000      749,000

Arun Sarin.............  1996    426,666     479,519       --      2,873,750      318,980           0        50,349      906,185
President and Chief      1995    276,000     171,000       --              0      249,330           0        43,000      447,000
  Operating Officer(5)   1994    227,000     168,000       --        639,863       72,800           0        38,000      395,000

Margaret G. Gill.......  1996    325,000     261,300       --        517,500      168,810           0        50,981      586,300
Senior Vice President    1995    275,000     140,000       --              0       98,070           0        44,000      415,000
  Legal, External        1994    255,000     160,000       --              0       60,000           0         9,000      415,000
  Affairs
  and Secretary

Mohan S. Gyani.........  1996    300,000     241,200       --        646,875      168,810           0        45,686      541,200
Executive Vice           1995    229,000     116,000       --        110,000      128,070           0        33,000      345,000
  President
  and Chief Financial    1994    173,000     101,000       --        180,575       35,600       1,000        20,000      275,000
  Officer

---------------
(1) Aggregate number of shares of restricted stock and their value at fiscal year end ($25.25 per share) are as follows: Mr. Ginn -- 30,000 shares, $757,500; which vest with respect to 10,000 shares on 11/18/97, 10,000 shares on 11/18/98 and 10,000 shares on 11/18/99. Mr. Cox -- 20,000 shares,
    $505,000; Mr. Sarin -- 130,000 shares, $3,282,500; Mrs. Gill -- 20,000 shares, $505,000; and Mr. Gyani -- 31,000 shares, $782,750. Includes Phantom Stock Units ("Units") which were converted in connection with the Spin-off from awards originally granted under the Telesis Long Term Incentive Plan for the completed portion of the three-year performance cycle ending December 31, 1995. Units convert on a one-for-one basis into Common Stock of the Company. Awards for the three-year performance cycle ending December 31, 1995 settled on January 26, 1996 as follows: Mr. Ginn -- 17,092 Units; Mr. Cox -- 7,938 Units; Mr. Sarin -- 2,231 Units; and Mr. Gyani -- 1,507 Units, all of which were deferred under the Company's Deferred Compensation Plan, with the exception of Mr. Gyani's.

(2) Includes "above-market" interest on deferred compensation under the Company's Deferred Compensation Plan for 1996 for each of the Named Executive Officers: $1,005, $521, $127, $122, and $74, respectively. Also includes Company contributions under the Company's Retirement Plan for Mr. Ginn -- $16,500; Mr. Cox -- $16,558; Mr. Sarin -- $14,742; Mrs.
    Gill -- $16,500; and Mr. Gyani -- $16,500. Also includes Company contributions under the Company's Deferred Compensation Plan for each of the Named Executive Officers of: $167,802, $92,837, $35,485, $34,354, and
    $29,112, respectively.

(3) Includes Salary, Bonus and LTIP Payouts.

(4) Mr. Cox retired from the Company effective April 4, 1997.

(5) Mr. Sarin was appointed President and Chief Operating Officer of the Company effective February 1, 1997.

     The following table provides information on stock option grants during fiscal year 1996 to the Named Executive Officers.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS
                   ------------------------------------------------------
                     NUMBER OF
                    SECURITIES
                    UNDERLYING     % OF TOTAL                                     POTENTIAL REALIZED VALUE AT
                     OPTIONS/     OPTIONS/SARS                                ASSUMED ANNUAL RATES OF STOCK PRICE
                       SARS        GRANTED TO    EXERCISE OR                APPRECIATION FOR 10-YEAR OPTION TERM(2)
                      GRANTED     EMPLOYEES IN   BASE PRICE    EXPIRATION  ------------------------------------------
       NAME           (#)(1)       FISCAL YEAR     ($/SH)         DATE        5% ($)        10% ($)        12% ($)
------------------ -------------  -------------  -----------   ----------  ------------  -------------  -------------
Sam Ginn..........    189,080          3.32         41.625       01/04/06             0              0      8,426,350
                      200,870          3.53         47.175       01/04/06             0              0      7,836,943
                      110,050          1.93         52.725       01/04/06             0              0      3,682,823
C. Lee Cox........    100,410          1.76         41.625       01/04/06             0              0      4,474,772
                      106,670          1.87         47.175       01/04/06             0              0      4,161,730
                      111,900          1.97         52.725       01/04/06             0              0      3,744,734
Arun Sarin........    100,410          1.76         41.625       01/04/06             0              0      4,474,772
                      106,670          1.87         47.175       01/04/06             0              0      4,161,730
                      111,900          1.97         52.725       01/04/06             0              0      3,744,734
Margaret G.
  Gill............     53,140          0.93         41.625       01/04/06             0              0      2,368,184
                       56,450          0.99         47.175       01/04/06             0              0      2,202,397
                       59,220          1.04         52.725       01/04/06             0              0      1,981,797
Mohan S. Gyani....     53,140          0.93         41.625       01/04/06             0              0      2,368,184
                       56,450          0.99         47.175       01/04/06             0              0      2,202,397
                       59,220          1.04         52.725       01/04/06             0              0      1,981,797
Stock Price Per Share(3)........                                                 $45.20         $71.98         $86.19
Added Value to All
  Stockholders(4)...............                                           $8.8 billion  $22.2 billion  $29.4 billion
Named Executive Officers                                                                                        0.08%
  as % of Added Value                                                                                           0.07%
  to all Stockholders...........                                                                                0.05%

---------------
(1) Premium-priced options granted in January of 1996 with an exercise price 50%, 70% and 90% above the fair market value of the Company's common stock on the date of grant ($27.75), respectively. Each of these options has a ten-year term and will be forfeited unless the Company's common stock reaches the exercise price on any ten days prior to the fourth anniversary of the grant date in the case of the 50% premium-priced options, the fifth anniversary of the grant date in the case of the 70% premium-priced options and the sixth anniversary of the grant date in the case of the 90% premium-priced options.

(2) The Potential Realized Value shown for these options assumes that all options are exercised at the end of their 10-year term, and that the stock price will grow at an assumed annual rate of 5% and 10%, as required by the SEC, and 12%. The Company's Common Stock price must actually appreciate over the four, five and six year periods at a minimum annual rate of approximately 12% to achieve the exercise prices within the required time periods and to avoid forfeiture. See the Report of the Compensation & Personnel Committee beginning on page 8 for further discussion of premium-priced options.

(3) The projected fair market value of a share of AirTouch Common Stock at the end of the option term (10 years) after applying the stated assumed annual rates to the fair market value on the date of grant.

(4) Represents aggregate increases in market capitalization of AirTouch Communications, Inc. based upon the outstanding shares (502,652,959) of the Company's Common Stock as of December 31, 1996 if the price of the Company's Common Stock were to increase annually by 5%, 10% and 12% over the terms of the options.

     The following table provides information on the value of each of the Named Executive Officer's options/SARs at December 31, 1996.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                   NUMBER OF
                                                                  SECURITIES
                                                                  UNDERLYING        VALUE OF UNEXERCISED
                                                                  UNEXERCISED           IN-THE-MONEY
                                                                OPTIONS/SARS AT       OPTIONS/SARS AT
                                                                  FY-END (#)            FY-END ($)*
                                  SHARES                        ---------------     --------------------
                                ACQUIRED ON        VALUE         EXERCISABLE/           EXERCISABLE/
             NAME               EXERCISE(#)     REALIZED($)      UNEXERCISABLE         UNEXERCISABLE
------------------------------  -----------     -----------     ---------------     --------------------
Sam Ginn......................         --               --      772,242/940,499        4,236,748/731,245
C. Lee Cox....................     70,276        1,040,358      282,607/540,199        1,214,934/365,620
Arun Sarin....................         --               --      177,099/515,200          591,581/146,250
Margaret G. Gill..............         --               --       62,690/264,190          146,250/146,250
Mohan S. Gyani................      9,352          147,596       94,878/267,879           347,273/65,808

---------------
* Based on the closing price on the New York Stock Exchange-Composite Transactions of the Company's Common Stock on December 31, 1996 of $25.25 per share.

PENSION PLAN

     The Company maintains a defined benefit pension plan ("Pension Plan") under which individuals who were employees at December 31, 1986 and certain transferred employees receive pension benefits based on a percentage of their final five-year average pay and years of service. New employees of the Company are not eligible to participate in the Pension Plan. The accrual of service credit was discontinued in 1986 for almost all Pension Plan participants. Thus, pension benefits only increase as a participant's compensation increases. Of the Named Executive Officers, Messrs. Ginn, Cox, Sarin and Gyani participate in the Pension Plan.

     In addition, the Company maintains a "nonqualified pension plan" that supplements the Pension Plan benefits of a closed group of executives who participated in a similar plan prior to the Spin-off. Of the Named Executive Officers, Messrs. Cox, Sarin and Gyani participate in the Company's nonqualified pension plan.

     The following table shows the total annual pension benefits (stated as a single-life annuity) that would be received by an executive officer of the Company retiring today at age 65 under the Company's qualified and nonqualified pension plans. It assumes various specified levels of total years of service and average annual compensation (which includes base salary and the target award under the Short-Term Incentive Plan) during the final five years of service. The benefits shown in the table generally are not subject to offsets for Social Security benefits or other payments.

   AVERAGE ANNUAL               YEARS OF SERVICE PRIOR TO RETIREMENT
    COMPENSATION
    DURING FINAL
     FIVE YEARS
     OF SERVICE
--------------------------------------------------------------------------------
                         15          20          25          30          35
--------------------------------------------------------------------------------
     $ 300,000         65,250      87,000     108,750     130,500     152,250
--------------------------------------------------------------------------------
       350,000         76,125     101,500     126,875     152,250     177,625
--------------------------------------------------------------------------------
       400,000         87,000     116,000     145,000     174,000     203,000
--------------------------------------------------------------------------------
       450,000         97,875     130,500     163,125     195,750     228,375
--------------------------------------------------------------------------------
       500,000        108,750     145,000     181,250     217,500     253,750
--------------------------------------------------------------------------------
       550,000        119,625     159,500     199,375     239,250     279,125
--------------------------------------------------------------------------------
       650,000        141,375     188,500     235,625     282,750     329,875
--------------------------------------------------------------------------------
       700,000        152,250     203,000     253,750     304,500     355,250
--------------------------------------------------------------------------------
       800,000        174,000     232,000     290,000     348,000     406,000
--------------------------------------------------------------------------------
       900,000        195,750     261,000     326,250     391,500     456,750
--------------------------------------------------------------------------------
      1,000,000       217,500     290,000     362,500     435,000     507,500
--------------------------------------------------------------------------------
      1,200,000       261,000     348,000     435,000     522,000     609,000

     The 1996 compensation of Messrs. Ginn, Cox, Sarin and Gyani covered by the pension plans was $150,000, $726,120, $431,094, and $304,272, respectively. As of December 31, 1996, the years of service of Messrs. Ginn, Cox, Sarin and Gyani, for purposes of calculating a pension benefit, were 34, 30, 9 and 16, respectively.

     Under one of the Company's nonqualified pension plans, eligible officers who terminate after attaining age 55 and completing 10 years of service as an officer are entitled to a minimum pension of 45% of average annual compensation. This minimum pension is increased by an additional 1% per year, up to a maximum of 50% at 15 or more years of service as an officer. As of December 31, 1996, the completed years of service of Messrs. Cox and Sarin that are credited under the minimum pension provisions were 12 and 7, respectively.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT OR CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with each of the Named Executive Officers that provide for specified payments in case of termination of employment. The agreements were approved by the C&P Committee. The employment agreements have no fixed term and may be terminated by either party upon one year's notice.

     The amount payable upon termination of employment depends upon the type of termination and whether it occurs after a "change in control." If a Named Executive Officer's employment is involuntarily terminated for any reason other than cause, death or disability, and the termination does not occur within three years of a "change in control," the Company will make a cash payment equal to one and one-half times base compensation (two times base compensation in the case of the Chief Executive Officer), plus 150% of the target award under the Short-Term Incentive Plan for that calendar year (200% of the target award under the Short-Term Incentive Plan for that calendar year for the Chief Executive Officer). Also, the Named Executive Officer's health care and life insurance benefits are continued for 18 months (two years for the Chief Executive Officer) and, in the case of all of the Named Executive Officers, the one-year period following termination counts as service for purposes of vesting and exercise grace periods under all of the Company's option, restricted stock and incentive plans.

     If a Named Executive Officer's employment ends in a "qualifying termination" within three years after a "change in control," the Company will make a cash payment equal to three times base compensation, plus 300% of the target award under the Short-Term Incentive Plan for that calendar year.

     A "qualifying termination" is an involuntary termination by the Company for any reason, or a "constructive termination," which means a material reduction in salary or benefits, a material change in responsibilities, or a requirement to relocate that would increase the officer's one-way commute distance by more than 40 miles. For the Named Executive Officers, a "qualifying termination" also includes a voluntary termination during the 13th month after the "change in control."

     A "change in control" is defined generally as (1) the acquisition of 50% or more of the securities of the Company; (2) a change in the composition of the Company's Board of Directors so that fewer than two-thirds of the directors are "continuing directors"; (3) the direct or indirect acquisition of 20% or more of the securities of the Company without the approval of a majority of the continuing directors; or (4) certain mergers, consolidations, sales or liquidations of substantially all of the assets of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In December 1993, the Company provided a $100,000 loan to Mr. Hazen, a Director of the Company, under the Company's equity purchase program, to finance the purchase of $100,000 worth of the Company's Common Stock. The term of the loan is five years, with an option to extend for an additional five years. Final maturity is ten years or, if earlier, 30 days following the borrower's resignation from the Board. No interim payments are otherwise due. The interest rate for such loan is 6%, which was established at the time the loan was made and will be reset if the loan is renewed for an additional five years. The interest rate was determined using the greater of the mid-term, adjusted Applicable Federal Rate, as published by the Internal Revenue Service, or the Company's cost of funds, currently equivalent to the five-year Treasury rate plus 85 basis points, but in no event higher than permitted under the California usury laws (10%). Interest will compound annually and be paid at the end of each five-year term. The principal and interest balance at December 31, 1996 was $119,512.76.

     In April 1996, the Company provided a $300,000 loan to Mr. Miron, the Company's Vice President, Corporate Strategy and Development, in connection with his relocation to California. The term of the loan is five years. The loan accrues 3% simple interest annually and is payable in equal annual installments. Interest and principal payments are deducted from Mr. Miron's annual awards under the Short-Term Incentive Plan. If any such award is insufficient to cover a loan payment, Mr. Miron will repay the difference directly to the Company. An aggregate of $30,000 of the principal will be forgiven annually for up to five years provided that Mr. Miron remains an employee on the date of payment of his annual award under the Short-Term Incentive Plan. In the event that Mr. Miron's employment terminates prior to full repayment of the loan, the entire outstanding principal and accrued and unpaid interest will be immediately due and payable. The principal and interest balance as of December 31, 1996 was $305,100.00.

     In August 1996, the Company provided a $100,000 loan to Dr. Boskin, a Director of the Company, under the Company's equity purchase program, to finance the purchase of $100,000 worth of the Company's Common Stock. The term of the loan is five years, with an option to extend for an additional five years. Final maturity is ten years or, if earlier, 30 days following the borrower's resignation from the Board. No interim payments are otherwise due. The interest rate for such loan is 6.9%, which was established at the time the loan was made and will be reset if the loan is renewed for an additional five years. The interest rate was determined using the greater of the mid-term, adjusted Applicable Federal Rate, as published by the Internal Revenue Service, or the Company's cost of funds, currently equivalent to the five-year Treasury rate plus 85 basis points, but in no event higher than permitted under the California usury laws (10%). Interest will compound annually and be paid at the end of each five-year term. The principal and interest balance at December 31, 1996 was $102,445.16.

     Mrs. Gill's sister-in-law is Vice President and General Counsel of U.S. Computer Services. AirTouch Paging, a subsidiary of the Company, entered into an agreement with U.S. Computer Services d/b/a International Billing Services on January 23, 1995 (the "Agreement"). The Agreement provides for printing and mailing services of monthly billing statements to customers of AirTouch Paging. The Agreement is for a five-year term with approximately $1.2 million in minimum annual fees.

     Mr. Rock's wife is a partner in the law firm of Pillsbury Madison & Sutro LLP, which provides legal services to the Company and certain of its subsidiaries.

                                   PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICE
                                WATERHOUSE LLP.

     The Board of Directors, upon recommendation of the Audit & Investment Committee, has appointed the firm of Price Waterhouse LLP, independent accountants to audit the financial statements of the Company for 1997. The Board of Directors recommends that the stockholders vote "FOR" such ratification. If the stockholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit & Investment Committee.

     For the year 1996, Price Waterhouse LLP audited the financial statements of the Company and some of its subsidiaries, and provided other audit services to the Company in connection with SEC filings, the review of interim financial statements and audits of pension and other employee benefit plans.

     One or more members of the firm are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

     The Company chose not to extend the engagement of Coopers & Lybrand LLP effective July 1, 1995, as the Company's independent auditors. To effect an orderly transition Coopers & Lybrand LLP provided services to the Company in connection with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

     The reports of Coopers & Lybrand LLP on the Company's consolidated financial statements for each of the two fiscal years ended December 31, 1993 and December 31, 1994, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     The decision to change independent auditors was recommended by the Company's Audit Committee and approved by the Board of Directors.

     During the Company's two fiscal years ended December 31, 1993 and 1994 and through June 30, 1995, the Company had no disagreements with Coopers & Lybrand LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Coopers & Lybrand LLP, would have caused them to make reference thereto in their report on the consolidated financial statement of the Company for such years.

     During the Company's two fiscal years ended December 31, 1993 and 1994 and through June 30, 1995, the Company had no reportable events as defined in Item 304 (a)(1)(v) of Regulation S-K.

     The Company requested that Coopers & Lybrand LLP furnish it with a letter addressed to the SEC stating whether it agreed with the above statements. A copy of that letter dated July 6, 1995 was filed as Exhibit 16 to a Form 8-K filed with the SEC on July 7, 1995.

     The Company engaged Price Waterhouse LLP as its new independent accountant effective July 1, 1995.

     During the Company's two fiscal years ended December 31, 1993 and December 31, 1994 and through the date of engagement of Price Waterhouse LLP, the Company had not consulted with Price Waterhouse LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

                                   PROPOSAL 3

APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 1993 LONG-TERM STOCK INCENTIVE
PLAN

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDED AND RESTATED
                      1993 LONG-TERM STOCK INCENTIVE PLAN.

     A proposal to approve the amended and restated 1993 Long-Term Stock Incentive Plan (the "Plan") will be presented to stockholders at the Annual Meeting. On December 12, 1996 the Board of Directors approved the amended and restated Plan, as approved and recommended by the C&P Committee.

     The Board of Directors believes that the Plan provides a means of attracting and retaining directors, employees, consultants and advisors. The Plan is being submitted for stockholder approval to meet the requirements of
Section 162(m) of the Internal Revenue Code (the "Code"). If the Plan, as amended and restated, is not approved by the stockholders, the Plan will remain in effect as amended and restated except as to amendments specifically relating to Section 162(m) of the Code.

     A summary of the essential features of the amended and restated Plan is provided below, but is qualified in its entirety by reference to the full text of the amended and restated Plan which is included as Appendix A hereto.

     Adoption and Amendments. The Plan was initially adopted by the Company's Board of Directors in June 1993 and approved by the majority stockholder of the Company's predecessor in February 1994. The Plan was amended and restated effective in December 1994 and has been amended from time to time thereafter. The Board of Directors may amend any aspect of the Plan at any time in the future. Amendments are subject to the approval of the Company's stockholders only to the extent required by applicable laws or regulations. The Plan shall remain in effect until it is terminated by the Board of Directors, except that no incentive stock options ("ISOs") shall be granted under the Plan after February 15, 2004.

     Shares Available for Issuance. The Plan provides for awards in the form of restricted shares, stock units, options or stock appreciation rights ("SARs"), or any combination thereof. The total number of shares of Common Stock reserved for issuance under the Plan is 49,000,000, subject to anti-dilution provisions. If any stock units, options or SARs granted under the Plan are forfeited, or if options or SARs terminate for any other reason prior to exercise, then the underlying shares of Common Stock again become available for awards under the Plan. If SARs are exercised, then only the number of shares of Common Stock (if any) actually issued in settlement of such SARs shall reduce the number of shares available and the balance shall again become available for awards under the Plan. If restricted shares are forfeited prior to the payment of any dividends, then such shares shall again become available for awards under the Plan. As of February 28, 1997, 22,503,390 shares remained available for issuance under the Plan.

     Administration. The Plan is administered by the C&P Committee. The C&P Committee consists entirely of directors of the Company who are not officers or employees of the Company or any subsidiary. The C&P Committee selects the employees of the Company or any subsidiary who will receive awards, determines the size of the award (subject to certain limitations described under "Provisions Relating to Section 162(m) of the Code" on page 19) and establishes the vesting or other conditions of the award. The Company's Board of Directors has appointed an additional committee, which consists of directors who may be officers of the Company. This committee administers the Plan with respect to participants other than directors and officers.

     Eligibility. Employees, directors, consultants and advisors of the Company, its subsidiaries, or affiliates of which the Company owns not less than 50% are eligible to participate in the Plan, although ISOs may be granted only to employees of the Company or a subsidiary. The participation of nonemployee directors of the Company is limited to certain automatic grants of nonstatutory stock options ("NSOs") and the ability for nonemployee directors to convert their annual retainer payments and meeting fees to stock options or stock units. See "Director Compensation."

     Payment. In general, no payment will be required upon receipt of an award. The Plan, however, permits the grant of awards in consideration of a cash payment or a voluntary reduction in cash compensation.

     Restricted Stock. Restricted shares are shares of Common Stock that are subject to forfeiture in the event that the applicable vesting conditions are not satisfied. Restricted shares have the same voting and dividend rights as other shares of Common Stock.

     Stock Units. A stock unit is an unfunded bookkeeping entry representing the equivalent of one share of Common Stock. A holder of stock units has no voting rights or other privileges as a stockholder but may be entitled to receive dividend equivalents equal to the amount of any dividends paid on the same number of shares of Common Stock. Dividend equivalents may be converted into additional stock units or settled in the form of cash, Common Stock or a combination of both.

     Stock units, when vested, may be settled by distributing shares of Common Stock or by a cash payment corresponding to the fair market value of the appropriate number of shares of Common Stock, or a combination of both. The number of shares of Common Stock (or the corresponding amount of cash) distributed in settlement of stock units may be greater or smaller than the number of stock units, depending upon the attainment of performance objectives. The recipient of restricted shares or stock units may pay all withholding taxes relating to the award with Common Stock rather than cash.

     Stock Options. Options may include NSOs as well as ISOs intended to qualify for special tax treatment. The term of an ISO cannot exceed 10 years, and the exercise price of an ISO must be equal to or greater than the fair market value of the Common Stock on the grant date. The same rule applies to NSOs intended to be exempt from the deduction limitation of Section 162(m) of the Code. (On February 28, 1997, the closing price of the Company's Common Stock on the New York Stock Exchange was $27.25.) The Plan permits the grant of NSOs with an exercise price that varies according to a predetermined formula.

     The exercise price of an option may be paid in any lawful form permitted by the C&P Committee, including (without limitation) the surrender of shares of Common Stock or restricted shares already owned by the optionee. The C&P Committee may also permit optionees to satisfy their withholding tax obligation upon exercise of an NSO by surrendering a portion of their option shares to the Company.

     Stock Appreciation Rights. SARs permit the participant to elect to receive any appreciation in the value of the underlying stock from the Company, either in shares of Common Stock or in cash or a combination of the two, with the C&P Committee having the discretion to determine the form in which such payment will be made. The amount payable on exercise of an SAR is measured by the difference between the market value of the underlying Common Stock at exercise and the exercise price. The exercise price of an SAR intended to be exempt from the deduction limitation of Section 162(m) of the Code must not be less than the fair market value of the Company's Common Stock on the grant date. The Plan permits the grant of SARs with an exercise price that varies according to a predetermined formula. SARs may, but need not, be granted in combination with options, restricted shares or stock units, and such an award may provide that the SARs will not be exercisable unless the related options, restricted shares or stock units are forfeited. In addition, an SAR granted under the Plan may provide that it will be exercisable only in the event of a change in control.

     Vesting Conditions. As noted above, the C&P Committee determines the number of restricted shares, stock units, options or SARs to be included in the award as well as the vesting and other conditions. The vesting conditions may be based on the employee's service, his or her individual performance, the Company's performance or other criteria. Vesting may be accelerated in the event of the employee's death, disability or retirement, in the event of a change in control with respect to the Company, or upon other events. Moreover, the C&P Committee may determine that outstanding options and SARs will become fully vested if it has concluded that there is a reasonable possibility that a change in control will occur within six months thereafter.

     For purposes of the Plan, the term "change in control" is defined as (1) the acquisition, directly or indirectly, of at least 20 percent of the total voting power represented by the Company's then outstanding voting securities (if such acquisition was not approved by a majority of the existing directors), (2) a greater than one-third change in the composition of the Board of Directors over a period of 24 months (if such change was not approved by a majority of the existing directors), (3) certain mergers and consolidations involving the

Company, (4) a liquidation of the Company or (5) a sale of all or substantially all of the Company's assets. The term "change in control" does not include a reincorporation of the Company in a different state and certain other transactions.

     Transferability of Awards. Recipients of awards under the Plan may sell, donate, pledge or otherwise transfer their awards only to the extent provided in the applicable agreement. In addition, awards, other than ISOs, may only be transferred to the recipient's spouse, children or grandchildren; a trust established for the recipient's benefit and/or the benefit of the recipient's spouse, children or grandchildren; or certain family partnerships. ISOs are not transferable during the optionee's lifetime.

     Modifications. The C&P Committee is authorized, within the provisions of the Plan, to amend the terms of outstanding restricted shares or stock units, or to modify, extend or assume outstanding options or SARs or may accept the cancellation of outstanding options or SARs in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price.

     Tax Consequences of Options. There are no federal income tax consequences to the optionee or the Company upon the grant of an option. Generally, there are no federal income tax consequences to the optionee or the Company upon the exercise of an ISO (except that the alternative minimum tax may apply). Upon exercise of an NSO, the optionee normally will recognize taxable ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Optionees who are employees generally may elect to satisfy the withholding tax obligation by having shares of Common Stock withheld from those purchased under the NSO.

     If an optionee holds the stock acquired upon exercise of an ISO for at least two years from the date on which the option is granted and at least one year from the date of exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness and the provisions of Section 162(m) of the Code) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Upon disposition of the stock acquired upon exercise of an NSO, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term, depending on whether the stock was held for more than one year.

     Provisions Relating to Section 162(m) of the Code. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add
Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation" are disregarded for purposes of the deduction limitation. The 1996 amendment and restatement of the Plan includes certain provisions that are applicable solely to the Named Executive Officers to ensure that compensation attributable to awards under the Plan is "performance-based" in accordance with applicable Treasury regulations issued under Section 162(m) of the Code. Compensation attributable to stock options and SARs with an exercise price not less than the fair market value of the Company's Common Stock on the grant date currently qualifies as performance-based compensation and will continue to qualify as performance-based compensation if the stockholders approve the Plan's new per-employee limitation on the number of shares for which stock options and SARs may be granted during a calendar year. The new per-employee limitation is .75% of the Company's Common Stock outstanding on December 12, 1996. The amended and restated Plan also contains new provisions to qualify grants of restricted stock and stock units as "performance-based" compensation, subject to stockholder approval. Under the amended and restated Plan, grants of restricted stock and stock units will be "performance-based" if the vesting of such grants is contingent upon the attainment of specified objective goals relating to financial, operational and marketing measures. (Each measure is described in the Plan.) The number of shares included in such grants to any person in any calendar year shall not exceed .75% of the Company's Common Stock outstanding on December 12, 1996.

     New Plan Benefits. The Committee has full discretion to determine the number and amount of awards to be granted to participants under the Plan, subject to any annual limitation on the total number of awards that may be granted to any employee in any calendar year. Accordingly, the actual number of awards to be granted to any individual is not determinable. Notwithstanding the foregoing, the Committee has no discretion as to grants to nonemployee directors. See "Director Compensation."

                                   PROPOSAL 4

APPROVAL OF THE COMPANY'S AMENDED AND RESTATED SHORT-TERM INCENTIVE PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDED AND RESTATED SHORT-TERM
                                INCENTIVE PLAN.

     A proposal to approve the Company's amended and restated Short-Term Stock Incentive Plan (the "STIP") will be presented to stockholders at the Annual Meeting. On December 12, 1996, and effective January 1, 1997, the Board of Directors approved the amended and restated STIP, as recommended and approved by the C&P Committee.

     The Board of Directors believes that the STIP provides a means of attracting, retaining and motivating employees. The STIP is being submitted for stockholder approval to meet the requirements of Section 162(m) of the Code. If the STIP, as amended and restated, is not approved by the stockholders, the STIP will remain in effect except as to the amendments specifically relating to
Section 162(m) of the Code.

     A summary of the essential features of the STIP is provided below, but is qualified in its entirety by reference to the full text of the STIP which is included as Appendix B hereto.

     Administration. The STIP is administered by the C&P Committee. Employees of the Company or any of its affiliates in active service for at least 90 days during a performance year (the year in which a STIP award is earned) are eligible to participate in the STIP. As of January 1, 1997, approximately 6,327 employees of the Company and its affiliates were eligible to participate in the STIP. The C&P Committee determines the target award amount for each employee position or level and the performance objectives applicable to awards for the award year. Such performance objectives are generally financial, operational and strategic in nature and are determined for each business entity by the C&P Committee in conjunction with the Board's approval of the Company's business plans at the start of the fiscal year.

     Annual Awards. Awards are made each calendar year with respect to the immediately preceding award year, based upon the level of achievement of the pre-established performance criteria. Awards shall be prorated for a particular award year for employees who have less than a full year of active service with respect to a particular award year, receipt of disability benefits for more than 30 days during the award year, or certain terminations of service during the award year. Target awards serve as a guideline in making awards. Awards normally may vary from the target award based upon the degree to which pre-established performance objectives are met, up to a maximum of 200 percent of the target award.

     Provisions Relating to Section 162(m) of the Code. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add
Section 162(m) which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the STIP, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified "performance-based compensation" are disregarded for purposes of the deduction limitation. The 1996 amendment and restatement of the STIP includes certain provisions that are applicable solely to the Named Executive Officers to ensure that compensation attributable to awards under the STIP is "performance-based" in accordance with applicable Treasury regulations issued under Section 162(m) of the Code.

     For the Named Executive Officers, the annual award is determined by allocating among all such executives, pro rata based upon each such executive's base salary at the beginning of the award year, a portion of an aggregate award for all such executives equal to 0.6 percent of the Company's proportionate operating cash flow for the award year. In addition, the C&P Committee has discretion to reduce the award payable to any Named Executive Officer based on financial performance criteria or any other criteria the Committee deems appropriate.

     New Plan Benefits. The C&P Committee determines the target award amount for each employee position or level and the performance objectives applicable to awards under the STIP for each plan year. However, because the performance objectives are generally financial, operational and strategic in nature, such target award amounts serve as a guideline in making awards. Awards may vary from the target award based upon the degree to which pre-established performance objectives are met, up to a maximum of 200 percent of the target award. Accordingly, the amount of awards payable to any individual is not determinable.

OTHER MATTERS

     In addition to voting choices specifically marked, and unless otherwise indicated by the stockholder, the proxy card confers discretionary authority on the named proxy holders to vote on any matter that properly comes before the Meeting which is not described in these proxy materials. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for stockholder action at the Meeting.

     To be eligible for inclusion in the Company's 1998 proxy statement, stockholder proposals must be received at the Company's principal executive offices no later than December 5, 1997.

     If a stockholder desires to bring business before the Meeting which is not the subject of a proposal timely submitted for inclusion in the proxy statement, the stockholder must follow procedures outlined in the Company's By-Laws. One of the procedural requirements in the By-Laws is timely notice to the Company in writing of the business the stockholder proposes to bring before the Meeting. A copy of these procedures is available upon request from the Secretary of the Company, One California Street, San Francisco, California 94111. It should be noted that these By-Law procedures govern proper submission of business to be put before a stockholder vote and do not preclude discussion by any stockholder of any business properly brought before the Meeting.

     If a stockholder wants to nominate a person for election to the Board of Directors other than a director nominated by the Nominating & Director Affairs Committee, the Stockholder must follow procedures outlined in the Company's By-Laws. One of the procedural requirements in the By-Laws is timely notice to the Company in writing of the proposed nomination to be made at the Meeting. A copy of the By-Law provision governing the requirements for the notice is available upon request from the Secretary of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires certain persons, including the Company's directors and officers, to file reports of ownership and changes in ownership of the Company's securities with the SEC. Based upon the Company's review of the reporting forms received by it and written representations from certain persons that no Form 5 reports were required to be filed by those persons, the Company believes that all filing requirements applicable to its directors, officers and 10% stockholders were complied with for fiscal year 1996.

SOLICITATION OF PROXIES

     The Company will pay all costs of distribution and solicitation of proxies. Brokers, nominees, fiduciaries and other custodians will be reimbursed their reasonable fees and expenses incurred in forwarding proxy materials to beneficial owners. Georgeson & Co., New York, has been retained at an estimated cost of $15,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies. This solicitation will be by mail, telephone, and other means.

By Order of the Board of Directors,


/s/ Margaret G. Gill

Margaret G. Gill
Senior Vice President
Legal, External Affairs and Secretary

                                      LOGO

                                                                      APPENDIX A

                         AIRTOUCH COMMUNICATIONS, INC.

                      1993 LONG-TERM STOCK INCENTIVE PLAN
         (AMENDMENT AND RESTATEMENT EFFECTIVE AS OF DECEMBER 12, 1996)

                               TABLE OF CONTENTS

ARTICLE 1.  INTRODUCTION................................................................    1
ARTICLE 2.  ADMINISTRATION..............................................................    1
  2.1 Committee Composition.............................................................    1
  2.2 Committee Responsibilities........................................................    1
ARTICLE 3.  SHARES AVAILABLE FOR GRANTS.................................................    1
  3.1 Basic Limitation..................................................................    1
  3.2 Additional Shares.................................................................    1
  3.3 Dividend Equivalents..............................................................    2
ARTICLE 4.  ELIGIBILITY.................................................................    2
  4.1 General Rules.....................................................................    2
  4.2 Outside Directors.................................................................    2
  4.3 Incentive Stock Options...........................................................    2
ARTICLE 5.  OPTIONS.....................................................................    3
  5.1 Stock Option Agreement............................................................    3
  5.2 Number of Shares..................................................................    3
  5.3 Exercise Price....................................................................    3
  5.4 Exercisability and Term...........................................................    3
  5.5 Effect of Change in Control.......................................................    3
  5.6 Modification or Assumption of Options.............................................    3
ARTICLE 6.  PAYMENT FOR OPTION SHARES...................................................    4
  6.1 General Rule......................................................................    4
  6.2 Surrender of Stock................................................................    4
  6.3 Exercise/Sale.....................................................................    4
  6.4 Exercise/Pledge...................................................................    4
  6.5 Promissory Note...................................................................    4
  6.6 Other Forms of Payment............................................................    4
ARTICLE 7.  STOCK APPRECIATION RIGHTS...................................................    4
  7.1 SAR Agreement.....................................................................    4
  7.2 Number of Shares..................................................................    4
  7.3 Exercise Price....................................................................    4
  7.4 Exercisability and Term...........................................................    4
  7.5 Effect of Change in Control.......................................................    5
  7.6 Exercise of SARs..................................................................    5
  7.7 Modification or Assumption of SARs................................................    5
ARTICLE 8.  RESTRICTED SHARES AND STOCK UNITS...........................................    5
  8.1 Time, Amount and Form of Awards...................................................    5
  8.2 Payment for Awards................................................................    5
  8.3 Vesting Conditions................................................................    5
  8.4 Form and Time of Settlement of Stock Units........................................    6
  8.5 Death of Recipient................................................................    6
  8.6 Creditors' Rights.................................................................    6

ARTICLE 9.  VOTING AND DIVIDEND RIGHTS..................................................    6
  9.1 Restricted Shares.................................................................    6
  9.2 Stock Units.......................................................................    6
ARTICLE 10.  PROTECTION AGAINST DILUTION................................................    6
  10.1 Adjustments......................................................................    6
  10.2 Reorganizations..................................................................    7
ARTICLE 11.  AWARDS UNDER OTHER PLANS...................................................    7
ARTICLE 12.  PAYMENT OF DIRECTOR'S FEES IN SECURITIES...................................    7
  12.1 Effective Date...................................................................    7
  12.2 Elections to Receive NSOs or Stock Units.........................................    7
  12.3 Number and Terms of NSOs.........................................................    7
  12.4 Number and Terms of Stock Units..................................................    7
ARTICLE 13.  LIMITATION ON RIGHTS.......................................................    7
  13.1 Retention Rights.................................................................    7
  13.2 Stockholders' Rights.............................................................    8
  13.3 Regulatory Requirements..........................................................    8
ARTICLE 14.  LIMITATION ON PAYMENTS.....................................................    8
  14.1 Basic Rule.......................................................................    8
  14.2 Reduction of Payments............................................................    8
  14.3 Overpayments and Underpayments...................................................    8
  14.4 Related Corporations.............................................................    9
ARTICLE 15.  WITHHOLDING TAXES..........................................................    9
  15.1 General..........................................................................    9
  15.2 Share Withholding................................................................    9
ARTICLE 16.  ASSIGNMENT OR TRANSFER OF AWARDS...........................................    9
ARTICLE 17.  FUTURE OF THE PLAN.........................................................    9
  17.1 Term of the Plan.................................................................    9
  17.2 Amendment or Termination.........................................................    9
ARTICLE 18.  DEFINITIONS................................................................   10
ARTICLE 19.  EXECUTION..................................................................   12

                         AIRTOUCH COMMUNICATIONS, INC.

                      1993 LONG-TERM STOCK INCENTIVE PLAN
         (AMENDMENT AND RESTATEMENT EFFECTIVE AS OF DECEMBER 12, 1996)

                                   ARTICLE 1

                                  INTRODUCTION

     The Plan was adopted by the board of directors of the Company's predecessor on June 25, 1993, and approved by the majority stockholder of the Company's predecessor on February 16, 1994. The Plan was most recently amended and restated on December 12, 1996, effective as of the same date.

     The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Key Employees to focus on critical long-range objectives, (b) encouraging the attraction and retention of Key Employees with exceptional qualifications and (c) linking Key Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except their choice-of-law provisions).

                                   ARTICLE 2

                                 ADMINISTRATION

     2.1 Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more disinterested directors of the Company, who shall be appointed by the Board. A member of the Board shall be deemed to be "disinterested" only if he or she satisfies (a) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (b) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be disinterested, who may administer the Plan with respect to Key Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Key Employees and may determine all terms of such Awards.

     2.2 Committee Responsibilities. The Committee shall (a) select the Key Employees who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards,
(c) interpret the Plan and (d) make all other decisions relating to the operation of the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee's determinations under the Plan shall be final and binding on all persons.

                                   ARTICLE 3

                          SHARES AVAILABLE FOR GRANTS

     3.1 Basic Limitation. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Restricted Shares, Stock Units, Options and SARs awarded under the Plan shall not exceed 49,000,000. The limitation of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

     3.2 Additional Shares. If Restricted Shares, Stock Units, Options or SARs are forfeited or if Options or SARs terminate for any other reason before being exercised, then the corresponding Common Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Common Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. If SARs are exercised, then only the number of Common Shares (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for Awards under the Plan. The foregoing notwithstanding, the aggregate number of Common Shares that may be issued under the Plan upon the exercise of ISOs shall not be increased when Restricted Shares are forfeited.

     3.3 Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Restricted Shares, Stock Units, Options or SARs available for Awards, whether or not such dividend equivalents are converted into Stock Units.

                                   ARTICLE 4

                                  ELIGIBILITY

     4.1 General Rules. Only Key Employees (including, without limitation, independent contractors who are not members of the Board) shall be eligible for designation as Participants by the Committee. Key Employees who are Outside Directors shall only be eligible for the grant of the NSOs described in Section
4.2 and for making an election described in Article 12.

     4.2 Outside Directors. Any other provision of the Plan notwithstanding, the participation of Outside Directors in the Plan shall be subject to the following restrictions:

          (a) Outside Directors shall receive no Awards except as described in this Section 4.2 and Article 12.

          (b) Each Outside Director who first becomes a member of the Board on or after February 25, 1994, shall receive a one-time grant of an NSO covering 10,000 Common Shares (subject to adjustment under Article 10). Such NSO shall be granted on the date when such Outside Director first joins the Board.

          (c) Upon the conclusion of each regular annual meeting of the Company's stockholders in 1995 and subsequent years, each Outside Director who will continue serving as a member of the Board after such meeting shall receive an NSO covering 1,000 Common Shares (subject to adjustment under Article 10). The foregoing notwithstanding, an Outside Director shall not receive a grant under this Subsection (c) if he or she has received a grant under Subsection (b) above earlier in the same calendar year.

          (d) All NSOs granted to an Outside Director under this Section 4.2 shall become exercisable in full on the first anniversary of the date of grant. Such NSOs shall also become exercisable in full in the event of (i) the termination of such Outside Director's service because of death or total and permanent disability or (ii) a Change in Control with respect to the Company.

          (e) The Exercise Price under all NSOs granted to an Outside Director under this Section 4.2 shall be equal to 100% of the Fair Market Value of a Common Share on the date of grant, payable in one of the forms described in Sections 6.1, 6.2, 6.3 and 6.4.

          (f) All NSOs granted to an Outside Director under this Section 4.2 shall terminate on the earliest of (i) the 10th anniversary of the date of grant, (ii) the date three months after the termination of such Outside Director's service for any reason other than death, total and permanent disability or Retirement, (iii) the date 12 months after the termination of such Outside Director's service because of death or (iv) the date 36 months after the termination of such Outside Director's service because of total and permanent disability or Retirement.

          (g) NSOs granted under Subsection (b) above shall also terminate 30 days after the date of grant unless the Outside Director demonstrates to the Company's satisfaction that he or she beneficially owned Common Shares with a Fair Market Value of $100,000 or more on any date within 30 days after the date of grant.

     4.3 Incentive Stock Options. Only Key Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Key Employee who owns more

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

than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(6) of the Code are satisfied.

                                   ARTICLE 5

                                    OPTIONS

     5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a cash payment or in consideration of a reduction in the Optionee's other compensation. A Stock Option Agreement may provide that new Options will be granted automatically to the Optionee when he or she exercises the prior Options.

     5.2 Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. In no event shall the number of Common Shares subject to the Options granted to any Optionee in a single calendar year exceed 0.75% of the Common Shares outstanding on December 12, 1996, subject to adjustment in accordance with Article 10 and subject to the approval of the Company's stockholders at the 1997 regular annual meeting of stockholders.

     5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price under an ISO shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant and the Exercise Price under an NSO shall in no event be less than the par value of the Common Shares subject to such NSO. In the case of an NSO, a Stock Option Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the NSO is outstanding.

     5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. NSOs may also be awarded in combination with Restricted Shares or Stock Units, and such an Award may provide that the NSOs will not be exercisable unless the related Restricted Shares or Stock Units are forfeited.

     5.5 Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become fully exercisable as to all Common Shares subject to such Option in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee at its sole discretion may determine that any or all outstanding Options shall become fully exercisable as to all Common Shares subject to such Options.

     5.6 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option.

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

                                   ARTICLE 6

                           PAYMENT FOR OPTION SHARES.

     6.1 General Rule. The entire Exercise Price of Common Shares issued upon exercise of Options shall be payable in cash at the time when such Common Shares are purchased, except as follows:

          (a) In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Article 6.

          (b) In the case of an NSO, the Committee may at any time accept payment in any form(s) described in this Article 6.

     6.2 Surrender of Stock. To the extent that this Section 6.2 is applicable, payment for all or any part of the Exercise Price may be made with Common Shares which have already been owned by the Optionee for more than six months. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

     6.3 Exercise/Sale. To the extent that this Section 6.3 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Common Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     6.4 Exercise/Pledge. To the extent that this Section 6.4 is applicable, payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Common Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     6.5 Promissory Note. To the extent that this Section 6.5 is applicable, payment may be made with a full-recourse promissory note; provided that the par value of the Common Shares shall be paid in cash.

     6.6 Other Forms of Payment. To the extent that this Section 6.6 is applicable, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

                                   ARTICLE 7

                           STOCK APPRECIATION RIGHTS

     7.1 SAR Agreement. Each grant of an SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee's other compensation.

     7.2 Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. In no event shall the number of Common Shares subject to the SARs granted to any Optionee in a single calendar year exceed 0.75% of the Common Shares outstanding on December 12, 1996, subject to adjustment in accordance with Article 10 and subject to the approval of the Company's stockholders at the 1997 regular annual meeting of stockholders.

     7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price. An SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

     7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee's death, disability or

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

retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee's service. SARs may also be awarded in combination with Options, Restricted Shares or Stock Units, and such an Award may provide that the SARs will not be exercisable unless the related Options, Restricted Shares or Stock Units are forfeited. An SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or at any subsequent time. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

     7.5 Effect of Change in Control. The Committee may determine, at the time of granting an SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company. If the Committee finds that there is a reasonable possibility that, within the succeeding six months, a Change in Control will occur with respect to the Company, then the Committee at its sole discretion may determine that any or all outstanding SARs shall become fully exercisable as to all Common Shares subject to such SARs.

     7.6 Exercise of SARs. If, on the date when an SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of an SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Common Shares, (b) cash or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price.

     7.7 Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR.

                                   ARTICLE 8

                       RESTRICTED SHARES AND STOCK UNITS

     8.1 Time, Amount and Form of Awards. Awards under the Plan may be granted in the form of Restricted Shares, in the form of Stock Units, or in any combination of both. Restricted Shares or Stock Units may also be awarded in combination with NSOs or SARs, and such an Award may provide that the Restricted Shares or Stock Units will be forfeited in the event that the related NSOs or SARs are exercised.

     8.2 Payment for Awards. To the extent that an Award is granted in the form of newly issued Restricted Shares, the Award recipient, as a condition to the grant of such Award, shall be required to provide consideration to the Company in the form of cash or services rendered in an amount equal to the par value of such Restricted Shares. To the extent that an Award is granted in the form of Restricted Shares from the Company's treasury or in the form of Stock Units, no consideration shall be required of the Award recipients.

     8.3 Vesting Conditions. Each Award of Restricted Shares or Stock Units shall become vested, in full or in installments, upon satisfaction of the conditions specified in the Stock Award Agreement. Subject to the approval of the Company's stockholders at the 1997 regular annual meeting of stockholders, the Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company (as determined by the Company's independent auditors) for a specified period of one or more years equal or exceed a target determined in advance by the Committee. Such target shall be based on one or more of the financial, operational and marketing criteria set forth in Schedule A. The Committee shall determine such target not later than the 90th day of such period. In no event shall the number of Restricted Shares or Stock Units which are subject to performance-based vesting conditions and which are granted to any Participant in a single calendar year exceed 0.75% of the Common Shares outstanding on December 12, 1996,

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

subject to adjustment in accordance with Article 10. A Stock Award Agreement may provide for accelerated vesting in the event of the Participant's death, disability or retirement or other events. The Committee may determine, at the time of making an Award or thereafter, that such Award shall become fully vested in the event that a Change in Control occurs with respect to the Company.

     8.4 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares or (c) any combination of both. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.

     8.5 Death of Recipient. Any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient's death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient's death shall be distributed to the recipient's estate.

     8.6 Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Award Agreement.

                                   ARTICLE 9

                           VOTING AND DIVIDEND RIGHTS

     9.1 Restricted Shares. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company's other stockholders. A Stock Award Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid. Such additional Restricted Shares shall not reduce the number of Common Shares available under Article 3.

     9.2 Stock Units. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee's discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Common Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

                                   ARTICLE 10

                          PROTECTION AGAINST DILUTION

     10.1 Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, a declaration of a dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it,

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

in its sole discretion, deems appropriate in one or more of (a) the number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3, (b) the limitations set forth in Sections 5.2, 7.2 and 8.3, (c) the number of NSOs to be granted to Outside Directors under Section 4.2, (d) the number of Stock Units included in any prior Award which has not yet been settled, (e) the number of Common Shares covered by each outstanding Option and SAR or (f) the Exercise Price under each outstanding Option and SAR. Except as provided in this Article 10, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

     10.2 Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Options, SARs, Restricted Shares and Stock Units shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and accelerated expiration, or for settlement in cash.

                                   ARTICLE 11

                            AWARDS UNDER OTHER PLANS

     The Company may grant awards under other plans or programs. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

                                   ARTICLE 12

                    PAYMENT OF DIRECTOR'S FEES IN SECURITIES

     12.1 Effective Date. No provision of this Article 12 shall be effective unless and until the Board has determined to implement such provision.

     12.2 Elections to Receive NSOs or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and meeting fees from the Company in the form of cash, NSOs, Stock Units, or a combination thereof. Such NSOs and Stock Units shall be issued under the Plan. An election under this
Article 12 shall be filed with the Company on the prescribed form. The election may be amended or canceled by filing a new form with the Company.

     12.3 Number and Terms of NSOs. The number of NSOs to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs shall also be determined by the Board.

     12.4 Number and Terms of Stock Units. The number of Stock Units to be granted to Outside Directors shall be calculated by dividing the amount of the annual retainer or the meeting fee that would otherwise be paid in cash by the arithmetic mean of the Fair Market Values of a Common Share on the 10 consecutive trading days ending with the date when such retainer or fee is payable. The terms of such Stock Units shall be determined by the Board.

                                   ARTICLE 13

                              LIMITATION ON RIGHTS

     13.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an employee, consultant or director of the Company, a Parent, a Subsidiary or an Affiliate. The Company and its Parents and Subsidiaries reserve the right to terminate the

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

service of any employee, consultant or director at any time, with or without cause, subject to applicable laws, the Company's certificate of incorporation and by-laws and a written employment agreement (if any).

     13.2 Stockholders' Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the issuance of a stock certificate for such Common Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued, except as expressly provided in Articles 8, 9 and 10.

     13.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Shares pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Shares, to their registration, qualification or listing or to an exemption from registration, qualification or listing.

                                   ARTICLE 14

                             LIMITATION ON PAYMENTS

     14.1 Basic Rule. This Article 14 shall not apply to a Participant's Award if (a) the Committee, at the time of making such Award or at any time thereafter, specifies in writing that such Award shall not be subject to this
Article 14 or (b) a written employment agreement between the Company and such Participant expressly provides that his or her Awards shall not be subject to the limitation described in this Article 14. If this Article 14 applies to an Award, it shall supersede any other provision of the Plan. In the event that the independent auditors most recently selected by the Board (the "Auditors") determine that any payment or transfer by the Company to or for the benefit of a Participant, whether paid or payable (or transferred or transferable) pursuant to the terms of this Plan or otherwise (a "Payment"), would be nondeductible by the Company for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Article 14, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of section 280G of the Code.

     14.2 Reduction of Payments. If the Auditors determine that any Payment would be nondeductible by the Company because of section 280G of the Code, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall advise the Company in writing of his or her election within 10 days of receipt of notice. If no such election is made by the Participant within such 10-day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. For purposes of this Article 14, present value shall be determined in accordance with section 280G(d)(4) of the Code. All determinations made by the Auditors under this Article 14 shall be binding upon the Company and the Participant and shall be made within 60 days of the date when a payment becomes payable or transferable. As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

     14.3 Overpayments and Underpayments. As a result of uncertainty in the application of section 280G of the Code at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company which should not have been made (an "Overpayment") or that additional Payments which will not have been made by the Company could have been made (an "Underpayment"),

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

consistent in each case with the calculation of the Reduced Amount hereunder. In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in section 7872(f)(2) of the Code.

     14.4 Related Corporations. For purposes of this Article 14, the term "Company" shall include affiliated corporations to the extent determined by the Auditors in accordance with section 280G(d)(5) of the Code.

                                   ARTICLE 15

                               WITHHOLDING TAXES

     15.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

     15.2 Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

                                   ARTICLE 16

                        ASSIGNMENT OR TRANSFER OF AWARDS

     An Award shall be transferable only as provided in the applicable Stock Option Agreement, SAR Agreement or Stock Award Agreement. Such Agreement may permit a transfer of the Award by beneficiary designation, will or intestate succession. In the case of an Award other than an ISO, such Agreement may also permit a transfer of the Award to (a) the Participant's spouse, children or grandchildren, (b) to a trust established by the Participant for the benefit of the Participant or the Participant's spouse, children or grandchildren or (c) to a family partnership whose partners are the Participant, the Participant's spouse, children or grandchildren, or such trust. The transferee of an Award shall agree in writing on a form prescribed by the Company to be bound by all provisions of the applicable Stock Option Agreement, SAR Agreement or Stock Award Agreement.

                                   ARTICLE 17

                               FUTURE OF THE PLAN

     17.1 Term of the Plan. The Plan, as set forth herein, shall become effective on December 12, 1996. The Plan shall remain in effect until it is terminated under Section 17.2, except that no ISOs shall be granted after December 11, 2006.

     17.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. The Company's Vice President -- Human Resources, with the approval of the Senior Vice President -- Legal and External Affairs and Secretary, is authorized to make minor or administrative changes to the Plan. An amendment of the Plan shall be subject to the approval of the Company's stockholders only to the extent required by applicable laws, regulations or rules. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

                                   ARTICLE 18

                                  DEFINITIONS

     18.1 "Affiliate" means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

     18.2 "Award" means any award of an Option, an SAR, a Restricted Share or a Stock Unit under the Plan.

     18.3 "Board" means the Company's Board of Directors, as constituted from time to time.

     18.4 "Change in Control" means the occurrence of any of the following events:

        (a) Both:

             (i) Any "person" (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 20% of the total voting power represented by the Company's then outstanding voting securities; and

             (ii) The beneficial ownership by such person of securities representing such percentage has not been approved by a majority of the "continuing directors" (as defined below); or

          (b) Any "person" (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities; or

          (c) A change in the composition of the Board occurs, as a result of which fewer than two-thirds of the incumbent directors are directors who either:

             (i) Had been directors of the Company on the "look-back date" (as defined below) (the "original directors"); or

             (ii) Were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the "continuing directors"); or

          (d) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, if such merger or consolidation would result in the voting securities of the Company outstanding immediately prior thereto representing (either by remaining outstanding or by being converted into voting securities of the surviving entity) 50% or less of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

          (e) The stockholders of the Company approve (i) a plan of complete liquidation of the Company or (ii) an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     For purposes of Subsections (a) and (b) above, the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

     For purposes of Subsection (c) above, the term "look-back date" shall mean the later of (i) April 1, 1994, or (ii) the date 24 months prior to the date of the event that may constitute a Change in Control.

     Any other provision of this Section 18.4 notwithstanding, the term "Change in Control" shall not include either of the following events, if undertaken at the election of the Company:

          (i) A transaction, the sole purpose of which is to change the state of the Company's incorporation; or

          (ii) A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the "surviving corporation"); provided that the surviving corporation is owned directly or indirectly by the stockholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company's common stock immediately preceding such transaction; and provided, further, that the surviving corporation expressly assumes this Plan and all outstanding Awards.

     18.5  "Code" means the Internal Revenue Code of 1986, as amended.

     18.6  "Committee" means a committee of the Board, as described in Article
2.

     18.7  "Common Share" means one share of the common stock of the Company.

     18.8 "Company" means AirTouch Communications, Inc., a Delaware corporation.

     18.9  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     18.10 "Exercise Price," in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. "Exercise Price," in the case of an SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

     18.11 "Fair Market Value" means the market price of Common Shares, determined by the Committee as follows:

          (a) If the Common Shares were traded over-the-counter on the date in question and were traded on the Nasdaq system or The Nasdaq National Market, then the Fair Market Value shall be equal to the lasttransaction price quoted for such date by the Nasdaq system or The Nasdaq National Market;

          (b) If the Common Shares were traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

          (c) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

     Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Western Edition of The Wall Street Journal. Such determination shall be conclusive and binding on all persons.

     18.12 "IPO" means the initial public offering of the Company's common stock pursuant to a Registration Statement on Form S-1 that has been declared effective by the Securities and Exchange Commission.

     18.13 "ISO" means an incentive stock option described in section 422(b) of the Code.

     18.14 "Key Employee" means (a) a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate, (b) an Outside Director and (c) a consultant or adviser who provides services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor. Service as an Outside Director or as an independent contractor shall be considered employment for all purposes of the Plan, except as provided in Sections 4.2 and 4.3.

     18.15 "NSO" means an employee stock option not described in sections 422 or 423 of the Code.

     18.16 "Option" means an ISO or NSO granted under the Plan and entitling the holder to purchase one Common Share.

     18.17  "Optionee" means an individual or estate who holds an Option or SAR.

     18.18 "Outside Director" shall mean a member of the Board who is not a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

     18.19 "Parent" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     18.20  "Participant" means an individual or estate who holds an Award.

     18.21 "Plan" means this AirTouch Communications, Inc. 1993 Long-Term Stock Incentive Plan, as amended from time to time.

     18.22  "Restricted Share" means a Common Share awarded under the Plan.

     18.23 "Retirement" means that an Outside Director's service terminates after he or she has served for three or more years as a member of the Board and/or as a member of the board of directors of Pacific Telesis Group.

     18.24  "SAR" means a stock appreciation right granted under the Plan.

     18.25 "SAR Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

     18.26 "Stock Award Agreement" means the agreement between the Company and the recipient of a Restricted Share or Stock Unit which contains the terms, conditions and restrictions pertaining to such Restricted Share or Stock Unit.

     18.27 "Stock Option Agreement" means the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

     18.28 "Stock Unit" means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

     18.29 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

                                   ARTICLE 19

                                   EXECUTION

     To record the. amendment and restatement of the Plan by the Board, the Company has caused its duly authorized officers to affix the corporate name and seal hereto.

                                          AIRTOUCH COMMUNICATIONS, INC.

                                          By: /s/ JOHN RIDING

                                          --------------------------------------

                                   SCHEDULE A

                              PERFORMANCE CRITERIA

FINANCIAL                      Operating Cash Flow              Net Income
                               Earnings per Share               Free Cash Flow From
                                                                Operations
                               Free Cash Flow                   Return on Assets
                               Return on Equity                 Economic Value Added
                               Revenue Growth

OPERATIONAL                    Costs per MOU                    Network Coverage
                               Network Efficiency               New Licenses

MARKETING                      Net Adds                         Net to Gross Adds
                               Acquisition Cost per Gross       Churn
                               Add
                               Average Revenue per Unit         Margins
                               Market Share                     Customer Satisfaction

                                                                      APPENDIX B
                            AIRTOUCH COMMUNICATIONS

                           SHORT-TERM INCENTIVE PLAN
             (AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 1997)

Section 1.  Establishment and Purpose of the Plan

     This Plan, amended and restated effective as of January 1, 1997, was originally established by the Corporation effective January 1, 1994 and, as amended and restated, supersedes any previous short-term incentive plans for the payment of awards based on the satisfaction of annual performance criteria. The purpose of the Plan is to provide for the payment of annual awards to Eligible Employees based on the achievement of performance criteria established by the Corporation.

Section 2.  Eligibility and Participation

     Awards under the Plan are earned with respect to performance during the Award Year. An Employee is an Eligible Employee entitled to receive an Award with respect to an Award Year only if he or she is in Active Service and on the payroll of a Participating Entity on December 31 of such Award Year or terminated employment during such Award Year on account of death or Retirement. An individual's status as an Eligible Employee shall be determined by the Corporation, and such determination shall be conclusive and binding on all persons.

Section 3.  Amount of Award

     (a) Performance Criteria. With respect to each Award Year, the C&P Committee shall adopt performance criteria for each Participating Entity. The C&P Committee may also adopt difference performance criteria for different job classifications. In order to assure the incentive features of the Plan and to avoid distortion in its operation, the C&P Committee may, in its sole discretion, revise any performance criteria to the extent the C&P Committee deems appropriate to compensate for or reflect any extraordinary changes occurring during the Award Year that significantly alter the basis upon which the performance criteria were established. Any such revisions may be made before, during or after the Award Year and, once adopted by the C&P Committee, shall be conclusive and binding on all persons.

     (b) Award Target. Award targets for each Award Year are determined by the C&P Committee and may be expressed as a percentage of Base Pay, a dollar amount or any other form specified by the C&P Committee. The C&P Committee may designate different Award targets for different job classifications and Participating Entities.

     (c) Performance Levels. The C&P Committee shall annually designate levels of minimum, maximum and target achievement of performance criteria and shall establish percentages of Award targets to be given for achievement of each such performance level. Different performance levels and associated percentages of Award targets may be established for different Participating Entities. The C&P Committee also has the discretion to increase or decrease Awards. In no event shall the percentage of the Award target actually paid exceed 200%. No Award shall be paid for performance below the minimum level of achievement of performance criteria designated by the C&P Committee.

     (d) Accrued Awards. As of the end of the Award Year, the C&P Committee shall determine Award amounts based on the Award targets and performance criteria for each Participating Entity and job classification as described in Subsections (a), (b) and (c). Award amounts so determined (and adjusted, if applicable) are referred to as Accrued Awards.

     (e) Proration of Accrued Awards. Accrued Awards shall be prorated as follows:

          (i) The Accrued Award of an Eligible Employee who has less than a full year of Active Service with respect to an Award Year shall be prorated by multiplying his or her Accrued Award by a fraction, the denominator of which is 365 and the numerator of which is equal to the number of days of such Eligible Employee's Active Service for such Award Year. The foregoing notwithstanding, for purposes of this Paragraph (i) only, up to 30 days of a period of approved leave of absence or sickness disability absence may be counted as Active Service if such period does not begin within 13 weeks of the end of a previous period of leave of absence or sickness disability absence occurring in the current or preceding Award Year.

          (ii) The Accrued Award of an Eligible Employee who has Active Service at more than one rate of Base Pay with respect to an Award Year (because of job transfer, performance increase or similar reason) shall be determined as follows. First, for each such rate of Base Pay, an Accrued Award shall be determined as if the Eligible Employee had an entire year of Active Service at that Base Pay. Next, each such Accrued Award amount shall be prorated by multiplying it by a fraction, the denominator of which is 365 and the numerator of which is the number of days of such Eligible Employee's Active Service at such rate of Base Pay for that Award Year. Finally, the prorated Accrued Awards shall be added together to determine the Eligible Employee's total Accrued Award.

          (iii) The Accrued Award of an Eligible Employee who has Active Service at more than one Award target level with respect to an Award Year (because of job transfer, temporary or permanent promotion or similar reason) shall be determined as follows. First, for each such Award, target level, an Accrued Award shall be determined as if the Eligible Employee had an entire year of Active Service at that Award target level. Next, each such Accrued Award amount shall be prorated by multiplying it by a fraction, the denominator of which is 365 and the numerator of which is the number of days of such Eligible Employee's Active Service at such Award target level for that Award Year. Finally, the prorated Accrued Awards shall be added together to determine the Eligible Employee's total Accrued Award.

Section 4.  Awards for Certain Employees

     Notwithstanding any other provision of the Plan to the contrary and subject to the approval of the Company's stockholders at the 1997 regular Annual Meeting of Stockholders, the Accrued Awards of any Eligible Employee who, as of the end of an Award Year, is a Covered Employee shall be determined as follows:

          (a) The aggregate Award payable to all Covered Employees shall be equal to 0.6 percent of the Corporation's proportionate operating cash flow for the Award Year;

          (b) The aggregate amount determined pursuant to paragraph (a) above shall be allocated among all Covered Employees pro-rata based on each Covered Employee's Base Pay at the beginning of the Award Year; and

          (c) The C&P Committee shall have the discretion to reduce the Award for any Covered Employee based on financial performance criteria, individual performance criteria or any other criteria the C&P Committee deems appropriate.

Section 5.  Payment of Awards

     As described in subsection 3(b), Awards may be expressed in dollars or any other medium specified by the C&P Committee including, without limitation, shares of stock of the Corporation. The C&P Committee shall also specify a medium of payment (such as dollars, shares of stock of the Corporation or other medium) of Accrued Awards, which medium may be different from the medium in which the Award was expressed under Section 3(b). Accrued Awards paid in the form of dollars shall be rounded to the nearest whole dollar (rounding up at $0.50) and Accrued Awards paid in the form of shares of stock shall be rounded to the nearest whole share (rounding up at 1/2). Accrued Awards shall be paid as soon as administratively practicable following the Award Year with respect to which the Accrued Awards are earned. In the event of any Eligible Employee's death before payment of an Accrued Award, payment shall be made (a) to the Eligible Employee's spouse or (b) if there is no spouse living at the time of such payment to the Eligible Employee's then living children in equal shares or
(c) if there are no such children living at the time of such payment to the Eligible Employee's estate. Accrued Award payments shall be subject to income tax and employment tax withholding as required by applicable law, but shall not be subject to Eligible Employees' payroll deduction elections for personal obligations, such as U.S. Savings Bonds, charitable giving, political action committee contributions and credit union or bank payments.

Section 6.  Administration

     The Plan shall be administered by the C&P Committee. The C&P Committee in its sole discretion shall make such rules, interpretations and computations as it may deem appropriate. Any decision of the C&P Committee with respect to the Plan, including (without limitation) any determination of eligibility to receive an Award and any calculation of the amount of an Award shall be conclusive and binding on all persons.

Section 7.  Amendment and Termination

     The C&P Committee may amend or terminate the Plan at any time, to be effective at such date as the C&P Committee designates. Any amendment or termination may affect present and future Eligible Employees. The Corporation's Vice President -- Human Resources & corporate Services, with the approval of the Senior Vice President -- Legal and External Affairs and Secretary, shall be authorized to make minor or administrative changes to the Plan.

Section 8.  General Provisions

     (a) Stock Splits, Etc. In the event of any change in the outstanding shares of capital stock of the Corporation by reason of any stock dividend or split, recapitalization, merger, spinoff, consolidation, combination or exchange of shares or other similar corporate change, the Board shall make such adjustments as it deems appropriate to the performance criteria for any Award Year not yet completed. Any such adjustments, once adopted by the Board, shall be conclusive and binding on all persons.

     (b) Incompetence. If, in the opinion of the C&P Committee, an individual becomes unable to handle properly any amounts payable to such individual under the Plan, then the C&P Committee may make such arrangements for payment on such individual's behalf as it determines will be beneficial to such individual, including (without limitation) payment to such individual's guardian, conservator, spouse, parent or dependent.

     (c) No Employment Rights. Nothing in the Plan shall be deemed to give any individual any right to remain in the employ of the Corporation or any Participating Entity. The Corporation and Participating Entities reserve the right to terminate any individual's employment at any time, with or without cause.

     (d) Choice of Law. The validity, interpretation, construction and performance of the Plan shall be governed under the laws of the State of California.

Section 9.  Definitions

     (a) "Accrued Award" means the amount of an Award that has been determined and is payable.

     (b) "Active Service" means each day on which an individual is actively at work as a common-law employee of the Corporation, a Participating Entity or any member of the Corporation's Controlled Group and each day on which such individual is absent from such active work but is entitled to payment on account of vacation, holiday or jury duty.

     (c) "Award" means an award under the Plan.

     (d) "Award Year" means the calendar year or, if different, the Corporation's fiscal year.

     (e) "Base Pay" means an Eligible Employee's base rate of annual salary or wages, without reduction for deferrals made under any plans or programs of the Controlled Group.

     (f) "Board" means the Board of Directors of the Corporation.

     (g) "C&P Committee" means the Compensation and Personnel Committee of the Board.

     (h) "Code" means the Internal Revenue Code of 1986, as amended.

     (i) "Controlled Group" means the group of corporations and unincorporated trades or businesses each member of which is at least 80% owned, directly or indirectly, by AirTouch Communications, Inc.

     (j) "Corporation" means AirTouch Communications, Inc., a Delaware corporation.

     (k) "Covered Employee" means any individual who, on the last day of the taxable year, is the Chief Executive Officer of the Corporation or is acting in such capacity; or who is among the four highest compensated officers (other than the Chief Executive Officer) as defined in Treasury Regulation Section 1.162-27(c)(2).

     (l) "Eligible Employee" is defined in Section 2.

     (m) "Employee" means an individual who is classified by a Participating Entity as a regular full-time or part-time employee of the Participating Entity and who is not:

          (i) A commissioned salesperson employed by AirTouch Paging;

          (ii) Included in a unit of employees covered by a collective bargaining agreement under which the Employee is not eligible to participate in the Plan; or

          (iii) A nonresident alien with respect to the United States; provided that this Paragraph (iii) shall not apply to an Employee whom the C&P Committee has designated in writing as an Eligible Employee.

     An individual's status as an Employee shall be determined by the C&P Committee, and such determination shall be conclusive and binding on all persons.

     (n) "Participating Entity" means the Corporation and each of its subsidiaries and affiliates that has been designated as a Participating Entity by the C&P Committee. In addition, a particular division or separate operating unit of the Corporation or any of its subsidiaries or affiliates may be designated as a separate Participating Entity.

     (o) "Plan" means this AirTouch Communications, Inc. Short-Term Incentive Plan.

     (p) "Retirement" means a termination of employment (i) from a Participating Entity at an age and with employment service that would entitle the individual to a Service Pension under the AirTouch Communications Employees' Pension Plan if the individual were a participant in such Pension Plan or (ii) under circumstances designated as a Retirement by the C&P Committee.

Section 10.  Execution

     To record the amendment and restatement of the Plan, effective as of January 1, 1997, the Corporation has caused its duly authorized officer to affix the corporate name hereto.

                                          AIRTOUCH COMMUNICATIONS, INC.

                                          By: /s/ JOHN RIDING

                                          --------------------------------------

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

                                     (LOGO)

[AIRTOUCH LOGO]

Sam Ginn
Chairman and Chief Executive Officer

April 1997

Dear Stockholder:

Enclosed is AirTouch Communications, Inc.'s 1996 Annual Report and Proxy Statement relating to our 1997 Annual Stockholders' Meeting. This has been another eventful year for AirTouch and our Annual Report reviews our accomplishments and shares our vision for the future.

The 1997 Annual Meeting will be in Dallas, Texas on Monday, May 19, 1997 at 8:30 a.m., local time. The location is INFOMART, 1950 Stemmons Freeway, Dallas, Texas 75207. If you plan to attend, please be sure to bring the admission ticket (on reverse) to the meeting. Your vote is important to us, so whether or not you plan to attend the meeting, please take time to complete and return the attached proxy card.

Sincerely,

/s/ SAM GINN
------------
Sam Ginn

                             DETACH PROXY CARD HERE

===============================================================================

                                [AIRTOUCH LOGO]

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 1997

The undersigned hereby authorize(s) Sam Ginn or Margaret G. Gill, or one of them, and each with the power to appoint his or her substitute, to vote as Proxy for the undersigned at the Annual Meeting of Stockholders to be held at INFOMART, 1950 Stemmons Freeway, Dallas, Texas 75207 on May 19, 1997 at 8:30 A.M., local time, or any adjournment or postponement thereof, the number of shares which the undersigned would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where the undersigned does not specify a choice.

THIS CARD ALSO CONSTITUTES YOUR VOTING INSTRUCTIONS FOR SHARES HELD OF RECORD IN THE AIRTOUCH RETIREMENT PLAN, THE PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR SALARIED EMPLOYEES AND THE PACIFIC TELESIS GROUP SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN FOR NON-SALARIED EMPLOYEES (THE "PLANS") AND THE UNDERSIGNED HEREBY AUTHORIZES THE RESPECTIVE TRUSTEES OF THE PLANS TO VOTE THE UNDERSIGNED'S SHARES HELD IN ITS ACCOUNTS.

                  (Continued and to be signed on reverse side)

                                [AIRTOUCH LOGO]

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 19, 1997
                                    INFOMART
                             1950 STEMMONS FREEWAY
                              DALLAS, TEXAS 75207

    ============================================================================

1. Election of Directors. The Board of Directors recommends a vote "FOR" management's nominees: Michael J. Boskin, Arthur Rock, George Shultz and Arun Sarin.

                          FOR     WITHHELD     ABSTAIN

    INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name on the space provided:

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2.  Ratification of the appointment of Price Waterhouse LLP as the Company's
    Independent Accountants for 1997. The Board of Directors recommends a vote "FOR" ratification of the appointment of Price Waterhouse LLP.

                          FOR     WITHHELD     ABSTAIN

3. Approval of the amended and restated 1993 Long-Term Stock Incentive Plan (the "1993 Plan"). The Board of Directors recommends a vote "FOR" the 1993 Plan.

                          FOR     WITHHELD     ABSTAIN

4. Approval of the amended and restated Short-Term Incentive Plan. The Board of Directors recommends a vote "FOR" the Short-Term Incentive Plan.

                          FOR     WITHHELD     ABSTAIN

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.

DATE: _________________________________________________________________________
SIGNATURE: ____________________________________________________________________
SIGNATURE: ____________________________________________________________________

               Votes MUST be indicated (x) in black or blue ink.

Check here if you:  o plan to attend the Annual Meeting
                    o have a change of address on this card (indicate change
                      below)
                    o want your vote kept confidential
                    o are interested in receiving materials via electronic
                      delivery in the future